SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CVS CAREMARK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CVS Caremark Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2012

9:00 A.M.

CVS Caremark Corporation

One CVS Drive

Woonsocket, Rhode Island 02895

To our stockholders:

We are pleased to invite you to attend our 2012 annual meeting of stockholders to:

■	Elect 10 directors named in the accompanying proxy statement;

■	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012;

■	Act, by non-binding vote, to approve the Company’s executive compensation as disclosed in this proxy statement;

■	Act on a proposal by the Company to amend the Company’s charter to allow stockholders the right to take action by written consent by less than unanimous approval;

■	Act on one stockholder proposal to be presented; and

■	Conduct other business properly brought before the meeting.

Stockholders of record at the close of business on March 13, 2012 may vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please read your voting instructions to see which of these options are available to you. Even if you are attending the meeting in person, we encourage you to vote in advance by mail, phone or Internet.

By Order of the Board of Directors,

David W. Dorman

Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2012.

The proxy statement and annual report to security holders are available at

http://info.cvscaremark.com/investors.

PROXY STATEMENT TABLE OF CONTENTS

i

ii

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of CVS Caremark Corporation (the “Company” or “CVS Caremark”) is soliciting your proxy to vote at our 2012 annual meeting of stockholders (or at any adjournment of the meeting; the “Meeting” or “Annual Meeting”). This proxy statement summarizes the information you need to know to vote at the Meeting.

We began mailing this proxy statement and the enclosed proxy card on or about April 2, 2012 to all stockholders entitled to vote. The Company’s 2011 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, Time and Place of the Annual Meeting

Date:	May 10, 2012

Time:	9:00 a.m. Eastern Time

Place:	CVS Caremark Customer Support Center (Company Headquarters) One CVS Drive Woonsocket, Rhode Island 02895

Stockholders must present a form of personal photo identification in order to be admitted to the Annual Meeting. No cell phones, cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned CVS Caremark common stock at the close of business on the record date, March 13, 2012. As of the record date, there were 1,306,580,813 shares of common stock outstanding. Each share of CVS Caremark common stock that you own entitles you to one vote.

The Bank of New York Mellon presently holds shares of common stock as Trustee under the 401(k) Plan and the Employee Stock Ownership Plan of CVS Caremark Corporation and Affiliated Companies (the “ESOP”). Each participant in the ESOP instructs the Trustee of the ESOP how to vote his or her shares. As to shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all the shares as to which it has received timely voting instructions. The results of the voting will be held in strict confidence by the Trustee. Please note that the cut-off date by which participants of the ESOP must submit their vote to the tabulator in order to be counted is 5:00 P.M. Eastern Time on May 7, 2012.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by calling a toll-free telephone number, by using the Internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the Internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or Internet will not affect your right to attend the Annual Meeting and change your vote, if desired.

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

The enclosed proxy card indicates the number of shares that you own as of the record date.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the Internet, one of the individuals named on your proxy card

(your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

■	“FOR” the election of all 10 nominees for director (as described beginning on page 58);

■	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 (as described on page 61);

■	“FOR” approval of the Company’s executive compensation as disclosed in this proxy statement (as described beginning on page 62);

■	“FOR” the adoption of a proposal by the Company to amend the Company’s charter to allow stockholders the right to act by written consent by less than unanimous approval (as described beginning on page 64); and

■	“AGAINST” the stockholder proposal to be presented (as described beginning on page 66).

The Board of Directors and the Company’s management have not received notice of, and are not aware of, any business to come before the Meeting other than the agenda items referred to in this proxy statement.

Revoking your proxy card

You may revoke your proxy card by:

■	sending in another signed proxy card with a later date;

■	providing subsequent telephone or Internet voting instructions;

■	notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy card; or

■	voting in person at the Annual Meeting.

Voting in person

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of a nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 13, 2012, the record date for voting.

Appointing your own proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the Annual Meeting.

Proxy solicitation

We are soliciting this proxy on behalf of our Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail but we may also solicit by telephone, e-mail or in person. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, for a fee of $25,000, plus out-of-pocket expenses, to provide customary assistance to us in the solicitation. We will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries, if they so request, for their expenses in forwarding proxy materials to beneficial owners.

Householding

Under U.S. Securities and Exchange Commission (“SEC”) rules, a single set of annual reports and proxy statements may be sent to any household at which two or more Company stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for the Company. Brokers with accountholders who are Company stockholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our stockholders, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker so that separate copies may be delivered to you. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address who would prefer that their communications be householded should contact their broker.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of shares entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

■	Item 1. Election of Directors. Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote.

A “majority of votes cast” means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election.

■	Item 4, Amendment of the Company’s Charter to Allow Stockholders the Right to Act by Written Consent By Less Than Unanimous Approval. Approval is by an affirmative vote (at a meeting at which a quorum is present) of the holders of a majority of the shares of common stock outstanding. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have the effect of a vote against.

■	All Other Items. For Items 2, 3, and 5, approval is by affirmative vote (at a meeting at which a quorum is present) of a majority of the votes represented by the shares of common stock present at the meeting in person or by proxy and entitled to vote. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have no effect on the vote.

■	Broker voting. Under current New York Stock Exchange (“NYSE”) rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on Item 2, Ratification of Auditors, in its discretion, even if it does not receive voting instructions from you. On all other Items, your record holder is not permitted to vote your shares without your instructions and such uninstructed shares are considered broker non-votes.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

The Company’s Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company’s long-term strategy and its strategic, competitive and financial performance. The Board has adopted Corporate Governance Guidelines, which are available on our investor relations website at http://info.cvscaremark.com/investors and are also available to stockholders at no charge upon request to the Company’s Corporate Secretary. These Guidelines meet or exceed the listing standards adopted by the NYSE, on which the Company’s common stock is listed.

Meetings of the Board

During 2011, there were eight meetings of the Board of Directors. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the Committees on which they serve. All but one of our directors at the time of the Company’s 2011 annual meeting of stockholders attended that annual meeting. In 2011, each director attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member.

One Board meeting was our annual meeting of independent directors. The independent directors also regularly hold executive sessions during which the Company’s management does not participate.

The Board’s Leadership Structure

Until March 1, 2011, Mr. Thomas M. Ryan served as both the Company’s Chairman of the Board and its Chief Executive Officer (“CEO”) and Mr. Terrence Murray served as Lead Director. Mr. Larry J. Merlo, previously the Company’s President and Chief Operating Officer, became President and CEO on March 1, 2011. Mr. Ryan then served as the Company’s Non-Executive Chairman of the Board until his retirement at the time of our 2011 annual meeting of stockholders. At that time, Mr. David W. Dorman became our independent Chairman of the Board, and Mr. Murray ceased serving as Lead Director.

The Board believes that the Company and its stockholders are best served by having the flexibility to either have the same individual serve as Chairman and CEO, or two separate persons in those roles. This is demonstrated by our actions related to the Company’s change in management. While the Company benefitted from having Mr. Ryan act as both Chairman and CEO, since our 2011 annual meeting of stockholders, the Board has been led by an independent Chairman.

The independent Chairman presides at all meetings of the Board, and works with the CEO to set Board meeting agendas and the schedule of Board meetings. In addition, the independent Chairman has the following duties and responsibilities: the authority to call, and to lead, independent director sessions; the ability to retain independent legal, accounting or other advisors in connection with these sessions; facilitation of communication and service as a liaison between the CEO and the other independent directors; and the duty to advise the CEO of the informational needs of the Board.

The Board believes that Board independence and oversight of management will be effectively maintained through the independent Chairman, Board’s composition and Committee system. If in the future the Board decides that a non-independent Chairman should lead, then it will appoint an independent Lead Director. The Board also believes that it is not necessary to adopt a rigid policy restricting its discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO if future circumstances warrant), because this would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman at any particular point in time.

The Board’s Role in Risk Oversight

The Board of Directors’ role in risk oversight involves both the full Board of Directors and its Committees. The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its charter, the Audit Committee annually reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. As part of CVS Caremark’s ongoing Enterprise Risk Management process, each of the Company’s major business units is responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, prioritizing risks and actions to be taken in mitigation and/or response, and reporting to management’s Executive Risk Steering Committee on actions to monitor, manage and mitigate significant risks. Additionally, the Chief Financial Officer (“CFO”), Chief Compliance Officer (“CCO”) and Chief Legal Officer (“CLO”) periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. The Audit Committee reviews CVS Caremark’s major financial risk exposures as well as major operational, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate those risks. In addition, each of the other Board Committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Management Planning and Development Committee has oversight responsibility for the Company’s overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See “Executive Compensation and Related Matters – Compensation Discussion and Analysis – Risk Assessment.” The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective Committees.

The Board considers its role in risk oversight when evaluating the Company’s Corporate Governance Guidelines and its leadership structure. Both the Corporate Governance Guidelines and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chairman and our CEO are focused on the Company’s risk management efforts and ensure that risk matters are appropriately brought to the Board and/or its Committees for their review.

Director Nominations

Under the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee recommends to the Board criteria for Board membership and recommends individuals for membership on the Company’s Board of Directors. Director Qualification Criteria used by the Committee in nominating directors are found in the Committee’s charter and are attached to this proxy statement as Exhibit A. Although there is no specific policy on diversity, the Committee values diversity, which it broadly views in terms of, among other things, gender, race, background and experience, as a factor in selecting members to serve on the Board, and believes that the diversity of the Board’s current composition provides significant benefits to the Company. When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director. The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, judgment, age, skills, background and experience. As desired, the Committee may confer with the Chairman and other directors as to the foregoing matters.

The Nominating and Corporate Governance Committee will consider any director candidates recommended by stockholders who submit a written request to the Secretary of the Company. The candidates should meet the Director Qualification Criteria noted above. The Committee evaluates all director candidates and nominees in the same manner regardless of the source. If a stockholder would like to nominate a person for election or re-election to the Board, he or she must provide notice to the Company as provided in our by-laws. Such notice must be addressed to the Corporate Secretary of the Company and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting of stockholders. The notice must include (i) the name and address, as they appear in the

Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock as described in our by-laws), (iii) a written consent indicating that the candidate is willing to be named in the proxy statement as a nominee and to serve as a director if elected, and (iv) any other information that the SEC would require to be included in a proxy statement when a stockholder submits a proposal. See “Other Matters – Stockholder Proposals and Other Business for our Annual Meeting in 2013” for additional information related to our 2013 annual meeting.

The retirement age for CVS Caremark directors is 72. The Company’s Corporate Governance Guidelines provide that no director who is or would be over the age of 72 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for a specific director in exceptional circumstances.

Independence Determinations for Directors

Under the Company’s Corporate Governance Guidelines, a majority of our Board must be comprised of directors who meet the director independence requirements set forth in the Corporate Governance Rules of the NYSE applicable to listed companies. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The basis for a Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement. In this regard, the Board has adopted categorical standards to assist it in making determinations of independence, which are attached to this proxy statement as Exhibit B.

The Nominating and Corporate Governance Committee of the Board undertook its annual review of director independence in March 2012, and determined that each of C. David Brown II, David W. Dorman, Anne M. Finucane, Kristen Gibney Williams, Marian L. Heard, Jean-Pierre Millon, C.A. Lance Piccolo, Richard W. Swift and Tony L. White, is independent. Mr. Merlo is considered an inside director because of his current employment as President and CEO of the Company.

In the course of its review as to the independence of each director, the Committee considered transactions and relationships, if any, between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries, on the other.

Contact with the Board, the Chairman and Other Independent Directors

Stockholders and other parties interested in communicating directly with the Board, the independent Chairman of the Board or with the independent directors as a group may do so by writing to them care of CVS Caremark Corporation, One CVS Drive, Woonsocket, RI 02895. The Nominating and Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to the Board, the Chairman of the Board or to independent members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors shall from time to time review a log of all correspondence received by the Company that is addressed to members of the Board and may request copies of any such correspondence. Concerns relating to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our CEO, CFO and Chief Accounting Officer. The Company’s Code of Conduct is available on the Company’s website at http://info.cvscaremark.com/investors, and will be provided to stockholders without charge upon request to the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s executive officers or directors) at that location on its website within the timeframe required by SEC rules.

Committees of the Board

Audit Committee

Richard J. Swift, Chair

Edwin M. Banks

Kristen Gibney Williams

Jean-Pierre Millon

The Audit Committee met eight times during 2011. Each member of the Committee is financially literate and independent of the Company and management under the standards set forth in applicable SEC rules and the Corporate Governance Rules of the NYSE. The Board has designated each of Mr. Swift and Mr. Banks as an audit committee financial expert, as defined under applicable SEC rules. The Board has approved a charter for the Committee, a copy of which can be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. Pursuant to its charter, the Committee assists the Board in its oversight of: (i) the integrity of the financial statements of the Company; (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, for whose appointment the Committee bears principal responsibility; (iii) the performance of the Company’s internal audit function; (iv) the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures; (v) compliance with the Company’s Code of Conduct; (vi) review and ratification of any related person transactions pursuant to the Company’s policy on such matters; and (vii) compliance by the Company with legal and regulatory requirements. The Committee also approved the Audit Committee Report that is found on page 13 of this proxy statement.

Nominating and Corporate Governance Committee

David W. Dorman, Chair

C. David Brown II

Anne M. Finucane

Marian L. Heard

C.A. Lance Piccolo

The Nominating and Corporate Governance Committee met four times during 2011. Mr. Banks rotated off of the Committee at the time of the 2011 Annual Meeting. Each member of the Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. The Board has approved a charter for the Committee, a copy of which can be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. Pursuant to its charter, the Committee has responsibility for: (i) identifying individuals qualified to become Board members; (ii) recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings; (iii) recommending directors for appointment to Board Committees; (iv) making recommendations to the Board as to determinations of director independence; (v) evaluating Board and Committee performance; and (vi) reviewing and assessing the Company’s Corporate Governance Guidelines and overseeing compliance with such Guidelines.

Management Planning and Development Committee

C. David Brown II, Chair

David W. Dorman

Marian L. Heard

Terrence Murray

Tony L. White

The Management Planning and Development Committee met eight times during 2011. Mr. Brown became Chair of the Committee at the time of our 2011 Annual Meeting, upon Ms. Sheli Z. Rosenberg’s retirement. Mr. White was appointed to the Committee at the time of his election to the Board in March 2011. Each member of the Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. No Committee member participates in any of the Company’s employee compensation programs and none is a current or former officer or employee of CVS Caremark or its subsidiaries. At its meetings, non-members, such as the CEO, the CFO, the Chief Human Resources Officer, the CLO, other senior human resources and legal officers, or external consultants, may be invited to provide information, respond to questions and provide general staff support. However, no CVS Caremark executive officer is permitted to be present during any discussion of his or her compensation or performance, and the Committee may exercise its prerogative to meet in executive session without non-members.

The Committee’s responsibilities are specified in its charter. The charter, as approved by the Board, may be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. These responsibilities fall into six broad categories. Pursuant to its charter, the Committee: (i) oversees the Company’s compensation and benefits policies and programs generally; (ii) evaluates the performance of designated senior executives, including the CEO, and reviews the Company’s management succession plan; (iii) in consultation with the other independent directors of the Company, oversees and sets compensation for the CEO; (iv) oversees and sets compensation for the Company’s designated senior executives; (v) reviews and recommends to the Board compensation (including cash and equity-based compensation) for the Company’s directors; and (vi) prepares and recommends to the full Board the inclusion of Management Planning and Development Committee Report found on page 41 of this proxy statement. The Committee may delegate its authority relating to employees other than executive officers and directors as it deems appropriate and may also delegate its authority relating to ministerial matters.

During 2011, the Committee oversaw a risk assessment of the Company’s compensation policies and practices with specific focus on incentive programs across the organization to ascertain any potential material risks that may be created by the compensation programs. The Committee considered the findings of the assessment and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy, do not encourage employees or officers to take unnecessary or excessive risks and any level of risk is not reasonably likely to have a material adverse impact on the Company. For non-executives, incentives represent a small percentage of total compensation so participants would not be rewarded for excessive risk-taking. The exception would be in sales where commission income can represent a significant portion of total compensation. In that case, our assessment looked at the goal setting process. No sales plan participants establish sales goals; sales goals are established by members of management who do not participate in the sales commission plans. The assessment also looked at the cost of non-executive incentive plans across the organization and determined it is not material to the Company’s financial performance.

A discussion of risk assessment with respect to the executive compensation programs is included in the Compensation Discussion and Analysis section, which begins on page 16.

As provided in its charter, the Committee has the sole authority to retain an external compensation consultant, determine the scope of the compensation consultant’s services and terminate the engagement at any time. The external compensation consultant reports to the Committee Chair. In 2011, the Committee retained Exequity, an independent compensation consulting firm, to assist the Committee with its responsibilities related to the Company’s executive compensation programs. Exequity’s fees for executive compensation consulting to the Committee in fiscal year 2011 were $168,661. During fiscal 2011, Exequity:

■	Collected, organized and presented quantitative competitive market data for a relevant competitive peer group with respect to executive officers’ target, annual and long-term compensation levels;

■	Developed and delivered an annual Committee briefing on executive compensation legislative and regulatory developments and trends and their implications for CVS Caremark; and

■	Collected market data and provided recommendations for non-employee director compensation to the Committee for approval by the Board.

Exequity did not provide any other services to CVS Caremark during fiscal 2011.

Prior to engaging Exequity, the Committee had engaged Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to provide research, data analysis, survey information, and executive compensation design expertise. Mercer provided valuable advice and services to the Committee for several years and was not replaced for any reason related to the quality of its services. As previously disclosed, the Company has also used other MMC affiliates for services unrelated to executive compensation, including property and casualty insurance brokering and related consulting services, risk management services and bonding services. Although the services provided by Mercer met our independence standards, the decision was made by the Committee to engage a fully independent executive compensation consulting firm.

The Committee believes that the advice it receives from Exequity is objective and not influenced by any other business relationship. The Committee and Exequity have policies and procedures in place to preserve the objectivity and integrity of the executive compensation consulting advice, including:

■	The Committee has the sole authority to retain and terminate the executive compensation consultant;

■	The consultant has direct access to the Committee without management involvement;

■	While it is necessary for the consultant to interact with management to gather information, the Committee determines if and how the consultant’s advice can be shared with management; and

■	The Committee may choose to meet with the consultant in executive session, without management present, to discuss recommendations.

Executive Committee

C. David Brown II

David W. Dorman

Larry J. Merlo

Terrence Murray

Richard W. Swift

The Executive Committee did not meet in 2011. At all times when the Board is not in session, the Executive Committee may exercise most of the powers of the Board, as permitted by applicable law.

Director Compensation

The Company uses a full retainer approach, with a mandatory 75% paid in shares of Company common stock, in compensating its outside directors. The payment of a significant portion of annual retainers, and additional retainers as outlined below, in Company common stock (or fully in Company common stock at a director’s election) is consistent with our policy of using equity compensation to better align directors’ interests with stockholders and enhances the directors’ ability to meet and continue to comply with the stock ownership guidelines described below.

Each non-employee director receives an annual retainer worth $260,000, 75% (or $195,000) of which must be paid in shares of the Company’s stock and the remaining 25% (or $65,000) is paid in either cash or stock, at the director’s election. The Management Planning and Development Committee and the Board believe that the full retainer approach better reflects the ongoing accountability of directors. Service on the Board requires directors to commit significant amounts of time to Company matters year-round, not only at meetings. The full-retainer approach also facilitates administration of the directors’ compensation program, and aligns with the manner in which director compensation is paid in our peer group, where it is common to pay directors with an annual cash retainer and an annual equity award.

Additional annual retainers are paid as follows: Chairs of the Nominating and Corporate Governance and Management Planning and Development Committees, $10,000 each; Chair of the Audit Committee, $20,000; and independent Chairman of the Board, $190,000. Each of these additional retainers is paid semi-annually; at least 75% of each retainer must be paid in shares of Company common stock and directors may elect to receive all of their retainers in stock. Directors may elect to defer receipt of shares for the annual retainer and additional retainers; deferred shares will be credited with dividend equivalents.

All non-employee directors must own a minimum of 10,000 shares of CVS Caremark common stock. Directors must attain this minimum ownership level within five years of being elected to the Board and must retain this minimum ownership level for at least six months after leaving the Board. Each of our directors has attained the minimum ownership level except Ms. Finucane and Mr. White, each of whom has five years from their date of election to attain the minimum ownership level.

Directors are eligible to receive stock options, but typically do not receive them and did not receive them in 2011. They do not participate in a pension plan or nonqualified deferred compensation plan with above market earnings. Directors are eligible to participate in the employee discount program and are subject to the same terms of the program as Company employees. Directors are generally reimbursed for business expenses incurred directly in connection with their roles and duties on the CVS Caremark Board, such as services provided by an executive assistant, travel, meals and lodging. Historically, Caremark Rx, Inc. had provided medical, dental and prescription drug coverage to its directors and their eligible dependents while the director was serving on its board. Through 2010, Messrs. Banks and Piccolo were allowed to remain covered under the Company’s medical and dental programs, provided they pay the full cost of coverage. Until June 30, 2011, they were eligible to receive continuing medical and dental coverage through the Company under COBRA, provided they paid the full cost of coverage plus an administrative fee. They are no longer eligible for such coverage. The Company has extended to all directors, including Mr. Ryan, who served as Company’s Chairman through the 2011 annual meeting of stockholders, the option to enroll themselves and their eligible dependents in the Company’s prescription drug benefit program, paying the same premium rates as employees. If a director retires from the Board with at least five years of service, the Company will allow continued participation in the prescription drug benefit plan, but the director must bear the full cost of the premium.

The following chart shows amounts paid to each of our non-employee directors in fiscal 2011.

Non-Employee Director Compensation – Fiscal Year 2011

Name	Fees Earned and Paid in Cash (1) ($)	Cash Fees Elected to be Paid in Stock (2) ($)	Stock Awards (2) ($)	All Other Compen- sation (3) ($)	Total (4) ($)
Edwin M. Banks	65,000	—	195,000	2,324	262,324
C. David Brown II	40	67,460	202,500	1,627	271,627
David W. Dorman	47	114,953	345,000	—	460,000
Anne M. Finucane	37,952	48,750	259,965	—	346,667
Kristen Gibney Williams	65,027	—	194,973	1,415	261,415
Marian L. Heard	65,000	—	195,000	1,627	261,627
Jean-Pierre Millon	65,027	—	194,973	946	260,946
Terrence Murray	37	64,963	195,000	—	260,000
C. A. Lance Piccolo	65,027	—	194,973	5,475	265,475
Richard J. Swift	70,024	—	209,976	1,627	281,627
Tony L. White	75,891	—	227,442	322	303,655

(1)	The amounts shown include cash payments made in lieu of fractional shares to Mmes. Finucane and Gibney Williams and Messrs. Brown, Dorman, Millon, Murray, Piccolo, Swift and White.

(2)	These awards are fully vested at grant and the amounts shown represent both the fair market value and the full fair value at grant. As of December 31, 2011, our directors had deferred receipt of shares of Company common stock as follows: Mr. Banks, 22,838 shares; Mr. Brown, 30,450 shares; Mr. Dorman, 14,942 shares; Ms. Heard, 79,719 shares; and Mr. Swift, 35,140.

(3)	Represents Company contributions for director health and prescription benefits. Amount also includes split dollar life insurance for Mr. Piccolo in the amount of $3,848 and Ms. Gibney Williams in the amount of $640.

(4)	A portion of the compensation paid to Ms. Finucane and Mr. White in 2011 related to their service for the prior Board year. Ms. Finucane and Mr. White joined the Board in January 2011 and March 2011, respectively, which was after the November 2010 date that the other Directors were paid their retainers for the latter half of the 2010-2011 Board year. Therefore, Ms. Finucane and Mr. White received partial retainers for their 2010-2011 Board year service during 2011.

Certain Transactions with Directors and Officers

In accordance with SEC rules, the Board has adopted a written Related Person Transaction Policy (the “Policy”). The Audit Committee of the Board has been designated as the Committee responsible for reviewing, approving or ratifying any related person transactions under the Policy.

Pursuant to the Policy, all executive officers, directors and director nominees are required to notify the Company’s CLO or Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, 5% beneficial owner or any immediate family member of such a person has a direct or indirect material interest. Such officers, directors, nominees, 5% beneficial owners and their immediate family members are considered “related persons” under the Policy.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, step-relatives and any other person sharing the household (other than a tenant or household employee).

The CLO or the Corporate Secretary will present any reported new related person transactions, and proposed transactions involving related persons, to the Audit Committee at its next regular meeting, or earlier if appropriate. The Committee shall review transactions to determine whether the related person involved has a direct or indirect material interest in the transaction. The Committee may conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction, and thus that no further review is required under the Policy. On an annual basis, the Committee shall review previously approved related person transactions, under the standards described below, to determine whether such transactions should continue.

In reviewing the transaction or proposed transaction, the Committee shall consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, the availability and/or opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. The Committee will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

If after the review described above, the Committee determines not to approve or ratify a related person transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being re-reviewed), the transaction will not be entered into or continued, as the Committee shall direct.

Notwithstanding the foregoing, the following types of transactions are deemed not to create or involve a material interest on the part of the related person and will not be reviewed, nor will they require approval or ratification, under the Policy:

(i)	Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000.

(ii)	Transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction.

(iii)	Transactions in which the related person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.

(iv)	Transactions in which the related person’s interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis.

(v)	Transactions in which the related person’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the Company, which donations are made in accordance with the Company’s matching program that is available on the same terms to all employees of the Company.

(vi)	Compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Management Planning and Development Committee.

(vii)	Director compensation arrangements, if such arrangements have been approved by the Board.

(viii)	Indemnification payments and payments made under directors and officers indemnification insurance policies or made pursuant to the charter or by-laws of the Company or any of its subsidiaries or pursuant to any policy, agreement or instrument.

The Board reviews the Policy on an annual basis and will make changes as appropriate.

Additionally, under the Company’s Corporate Governance Guidelines and its Code of Conduct, with respect to any transaction in which a director or executive officer has a personal interest, such that a potential conflict of interest could arise, the director or executive officer must report the matter immediately to the Company’s CLO or the CCO who will, where appropriate, report the matter to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director must disclose the interest to the full Board, will recuse himself or herself from participation in the discussion and will not vote on the matter.

Furthermore, proposed charitable contributions by the Company within any given fiscal year in an aggregate amount exceeding $120,000, to an entity for which a director or a member of his or her immediate family serves as a director, officer, or member of such entity’s fund-raising organization or committee, will be subject to prior review and approval by the Audit Committee (with notification to the Nominating and Corporate Governance Committee).

In addition, under the Nominating and Corporate Governance Committee’s charter, such Committee shall evaluate the possibility that a director’s independence may be compromised or impaired for Board or Committee purposes if director compensation exceeds customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director (which consulting contracts or other indirect forms of compensation are expressly prohibited for Audit Committee members).

On August 31, 2007, Mr. Murray and his children acquired a 64.6% ownership interest in an entity that owns a shopping center in Guilford, CT (the “Center”). A CVS/pharmacy store has been a tenant of the Center since 1994 and is one of 11 existing tenants in the Center. The store’s lease (the “Original Lease”), including the payments thereunder, was not changed in any way when the ownership interest in the Center was acquired by the Murrays. The amount paid by the CVS/pharmacy store to the Center in rent and related fees under the Original Lease in 2011 was approximately $195,300. Additionally, during 2009 the Company entered into a lease for a larger store location to be built within the Center that would include a drive-thru. The store moved into the new location in March 2011, at which time the Original Lease was terminated. The new lease (the “New Lease”) was approved in the ordinary course of business by the Company’s real estate committee and its terms were reviewed and ratified by our Audit Committee under the Policy. The Murrays had no role or involvement in the lease discussions on behalf of the Center. Consequently, the Company believes that the terms of this transaction were determined in an arm’s-length manner. The amount paid in 2011 by the CVS/pharmacy store to the Center in rent and related fees under the New Lease was approximately $519,000.

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of four independent directors. Set forth below is the report of the Committee on its activities with respect to CVS Caremark’s audited financial statements for the fiscal year ended December 31, 2011 (the “audited financial statements”).

■	The Committee has reviewed and discussed the audited financial statements with management;

■	The Committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

■	The Committee has received the written disclosures and the letter from Ernst & Young pursuant to applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young its independence from the Company; and

■	Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Directors that the audited financial statements be included in CVS Caremark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Richard J. Swift, Chair

Edwin M. Banks

Kristen Gibney Williams

Jean-Pierre Millon

Share Ownership of Directors and Certain Executive Officers

The following table shows the share ownership, as of March 8, 2012, of each director, each executive officer appearing in the Summary Compensation Table found on page 42 and all directors and executive officers as a group, based on information provided by these individuals. Each individual beneficially owns less than 1% of our common stock and, except as described in the footnotes to the table, each person has sole investment and voting power over the shares. None of the shares listed below has been pledged as collateral.

Ownership of Common Stock (1)
Name	Number		Percent
Edwin M. Banks	208,282	(1)(6)(7)	*
C. David Brown II	165,975	(1)(6)	*
Mark S. Cosby	110,734	(2)	*
David M. Denton	290,171	(1)(2)(4)(5)	*
David W. Dorman	51,168	(6)	*
Anne M. Finucane	8,564		*
Kristen Gibney Williams	67,404	(8)	*
Marian L. Heard	91,375	(6)	*
Per G.H. Lofberg	477,238	(1)(2)(3)(9)	*
Larry J. Merlo	1,765,075	(1)(2)(3)(4)(5)	*
Jean-Pierre Millon	105,018	(1)(10)	*
Terrence Murray	96,293	(11)	*
C.A. Lance Piccolo	264,706	(1)	*
Thomas M. Ryan	2,792,074	(1)(5)(12)	*
Douglas A. Sgarro	1,076,714	(1)(2)(3)(4)	*
Richard J. Swift	39,683	(6)	*
Tony L. White	7,285	(13)	*
All directors and executive officers as a group (25 persons)	9,445,715 (7	(1)(2)(3)(4)(5)(6) )(8)(9)(10)(11)(12(13)	0.72%

*Less than 1%.

(1)	Includes the following shares of common stock not currently owned, but subject to options which were outstanding on March 8, 2012 and were exercisable within 60 days thereafter: Mr. Banks, 161,170; Mr. Brown, 36,170; Mr. Denton, 199,447; Mr. Lofberg, 67,994; Mr. Merlo, 789,443; Mr. Millon, 33,726; Mr. Piccolo, 67,465; Mr. Ryan, 1,906,684; Mr. Sgarro, 761,990; and all directors and executive officers as a group, 5,395,253.

(2)	Includes the following shares of common stock granted under the Company’s 1997 Incentive Compensation Plan and/or 2010 Incentive Compensation Plan (together, the “ICPs”) that remain subject to certain restrictions regarding employment and transfer as provided in the ICPs: Mr. Cosby, 83,846; Mr. Denton, 45,445; Mr. Lofberg, 51,000; Mr. Merlo, 234,469; Mr. Sgarro, 99,389; and all executive officers as a group, 799,443.

(3)	Includes the following shares of common stock that were receivable upon the lapse of restrictions on restricted stock units or the exercise of options, but the actual receipt of which was deferred pursuant to the Company’s Deferred Stock Compensation Plan, and which do not have current voting rights: Mr. Lofberg, 112,046; Mr. Merlo, 582,336; Mr. Sgarro, 14,681; and all directors and executive officers as a group, 768,230.

(4)	Includes shares of common stock held by the Trustee of the ESOP that are allocated to the executive officers as follows: Mr. Denton, 1,586; Mr. Merlo, 6,240; Mr. Sgarro, 2,212; and all executive officers as a group, 19,400.

(5)	Includes the following hypothetical shares of common stock held in notional accounts in the Company’s unfunded Deferred Compensation Plan, which do not have current voting rights: Mr. Denton, 729; Mr. Merlo, 5,206; Mr. Ryan, 11,193 and all executive officers as a group, 19,039.

(6)	Includes the following shares of common stock constituting deferred non-employee director compensation, which do not have current voting rights: Mr. Banks, 22,925; Mr. Brown, 30,566; Mr. Dorman, 14,999; Ms. Heard, 80,022; Mr. Swift, 35,274; and all non-employee directors as a group, 183,786.

(7)	Includes 1,000 shares held by trusts. Mr. Banks disclaims beneficial ownership of these shares.

(8)	Includes 67,404 shares held in a family trust.

(9)	Includes 162,000 shares held in a family partnership and 14,400 held by trusts. Mr. Lofberg disclaims beneficial ownership of these shares.

(10)	Includes 71,292 shares held in a family trust.

(11)	Includes 2,148 shares held by a family-related limited liability company of which Mr. Murray holds a membership interest and 10,005 shares held by a charitable family foundation. Mr. Murray disclaims beneficial ownership of these shares.

(12)	Includes 64,200 shares held by a family foundation. Mr. Ryan disclaims beneficial ownership of these shares.

(13)	Includes 7 shares held by Mr. White’s wife.

Share Ownership of Principal Stockholders

We have been notified by the entity in the following table that it was the beneficial owner (as defined by the rules of the SEC) of 5% of a class of our voting securities as of March 8, 2012. According to the most recent Schedule 13G filed by the beneficial owner with the SEC, these shares were acquired in the ordinary course of business, and were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us.

Title of Class	Name and Address of Beneficial Owner	No. of Shares Beneficially Owned (1)	Percent of Class Owned (1)
Common Stock	Davis Selected Advisers, L.P.(1) 2949 East Elvira Road Tucson, AZ 85756	66,502,001	5.1%

(1)	Information based on a Schedule 13G filed February 14, 2012. Davis Selected Advisers, L.P. (“Davis”) is a registered investment adviser. Davis has sole voting power with respect to 61,756,270 of these shares, shared voting power with respect to 4,735,731 of these shares, and sole dispositive power with respect to all of these shares.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

At CVS Caremark, our executive compensation philosophy and practice reflects our strong commitment to paying for performance – both short- and long-term. Performance is defined as the achievement of results against our challenging internal financial targets, which take into account relative financial measures of our external peer group as well as industry and market conditions. We believe that our multi-faceted executive compensation plans, with their integrated focus on short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded. Historically, total shareholder return has been positively correlated with the criteria used under our annual and long-term incentive plans over the relevant measurement periods for these plans. However, we have begun to explore and implement a direct shareholder return element in our long-term incentive plan as described in greater detail below.

2011 reflected a turning point for the Company and has set the stage to return the pharmacy benefit management (“PBM”) business to healthy growth in 2012 and beyond, while continuing the solid growth trajectory of our retail business. CVS Caremark performed favorably against our peer group on several critical measures including revenue growth and total shareholder return. However, some performance metrics, including those utilized in our annual incentive, three-year long-term incentive plan, and eighteen-month long-term incentive plan had mixed results. The results of our annual incentive plan and eighteen-month long-term incentive plan were slightly below our targets and we did not meet our goals for the three-year long-term incentive plan. Accordingly, consistent with our pay-for-performance philosophy and the terms of our incentive plans, incentive compensation paid to our named executive officers (“Named Executive Officers” or “NEOs”) for 2011 reflects this below-target performance for the annual and eighteen-month long-term incentive plans, and there were no payouts for the three-year long-term incentive plan.

Throughout this Compensation Discussion and Analysis, we refer to EPS, EBIT (or Operating Profit), free cash flow and RoNA (or return on net assets). When we use these terms, unless we specifically refer to them as “GAAP” (which stands for “U.S. Generally Accepted Accounting Principles”), we are referring to non-GAAP financial measures. Exhibit C to this proxy statement contains an explanation of how we calculate these measures.

The Company’s significant 2011 actions include:

■	CVS Caremark had its first non-binding stockholder vote on our executive pay programs for our Named Executive Officers (“say-on-pay”). The vote was overwhelmingly positive, with 91% of the stockholders voting in support of our executive pay programs.

Additionally, CVS Caremark had its first non-binding vote on the frequency of stockholder say-on-pay votes. Say-on-pay votes will be held annually, in response to the 85% stockholder vote in favor of the Company-recommended annual vote frequency.

■	To demonstrate our commitment to linking pay and performance, starting in 2012 we have added an additional measure – total shareholder return – to our three-year Long-Term Incentive Plan (“LTIP”) to complement the return on net assets measure. We continue to believe that return on net assets is an important and appropriate focus, as successful management of our working capital in the near to medium-term is expected to help drive sustained stockholder value. In addition, we believe adding total shareholder return as a measure will result in executive awards that reflect the market’s view of our achievements and further align executive pay with satisfaction of stockholder objectives.

■	We made several key leadership changes in 2011:

■	Our Chairman and Chief Executive Officer (“CEO”), Mr. Thomas M. Ryan retired in 2011.

■	Mr. Larry J. Merlo succeeded Mr. Ryan as CEO on March 1, 2011.

■	Mr. David W. Dorman became the independent Chairman of the Board on May 11, 2011.

■	Mr. Mark S. Cosby joined the Company in September 2011 as EVP and President – CVS/pharmacy.

Business Highlights and Performance Success

We continue to believe that the combination of our industry-leading assets in retail pharmacy, pharmacy benefits management and retail health clinics is an optimal, unmatched and winning strategy.

Each of our best-in-class business units are positioned for continued healthy growth and the Company is capitalizing on the power of the combined entity and integrated offerings to drive superior long-term growth. We believe that 2011 built the foundation for significant growth, as demonstrated by the following accomplishments:

■	Executed a disciplined capital allocation strategy and returned $3.7 billion to stockholders reflecting our continued commitment to using our free cash flow to enhance total returns to stockholders through a combination of high-return investments, dividend increases and value-enhancing share repurchases.

■	Increased quarterly dividend by 43% in January 2011 – our eighth consecutive year of dividend increases.

■	Completed approximately $3 billion of share repurchases.

■	Increased net revenues 11.8% to a record $107.1 billion, with our pharmacy services segment up 24.9% and our retail pharmacy segment up 3.9%.

■	Generated free cash flow of $4.6 billion, and net cash from operating activities of $5.9 billion.

■	Positioned the PBM business for strong growth in 2012 with another strong PBM selling season, including over $12 billion in net-new sales and a 98% client retention rate.

■	Continued to increase our share of the retail pharmacy market, reaching a 20% share.

■	Delivered on working capital improvement targets.

■	Successfully executed on our ongoing PBM streamlining and platform consolidation efforts.

■	Opened 100 new MinuteClinic locations in CVS/pharmacy stores; MinuteClinic is now affiliated with 14 leading health systems.

■	Completed the acquisition of Universal American Corp.’s Medicare Part D business.

Performance Challenges and Incentive Compensation

Even with all of the successes described above, we experienced several performance challenges in 2011 that were reflected in the NEO incentive compensation payouts:

■	The compound annual growth rate of earnings per share (“EPS CAGR”), which was the metric for our LTIP for the three-year cycle ending on December 31, 2011, did not meet the threshold performance level necessary to generate an award. Consequently, no LTIP payout was made to any NEO or other LTIP participant.

■	Despite industry-leading and record operating margins produced by our retail business and the robust selling season for the PBM business, overall profitability for the Company fell short of the goals we set for ourselves at the beginning of the 2011 fiscal year, due to increased margin pressures in both the retail and PBM businesses. Accordingly, our 2011 annual cash incentive awards, which are primarily funded based on GAAP Operating Profit, resulted in payments at levels below the target amounts for our NEOs.

■	Our return on net assets results were slightly below our established internal goal resulting in payouts at slightly below target levels under our return on net assets incentive plan (“RoNA LTIP”) covering the period July 1, 2010 to December 31, 2011.

Key Corporate Governance and Compensation Practices

While well-designed incentive plans based on meaningful performance metrics are central to an effective executive compensation program, we believe there are additional policies and practices which establish and reinforce the key philosophies and guiding principles critical to creating and sustaining a well-governed corporate environment. Representative of those policies and practices at CVS Caremark are the following:

■	Share Award Retention: Each of our Business Planning Committee (“BPC”) members (which include our NEOs) participates in our long-term incentive (“LTI”) plans. The BPC members are prohibited from selling or trading the shares of stock delivered pursuant to the LTI plans for two years from the payment date, aligning the interests of our executives with the interests of our stockholders.

■	Stock Ownership Guidelines: Each BPC member is subject to stock ownership guidelines, requiring compliance within five (5) years of becoming a member of the BPC. The CEO must own shares of CVS Caremark common stock with a value equal to five times annual salary and all other BPC members must own common stock with a value equal to three times annual salary.

■	Recoupment Policy: Incentive compensation should be consistent with the Company’s goal of ensuring financial statement accuracy and encouraging ethical behavior. To that end, CVS Caremark has instituted a recoupment policy for all annual and long-term incentive awards granted to executive officers. More information about the Company’s recoupment policy can be found beginning on page 39.

■	No Tax Gross Ups: The Company does not provide any additional cash compensation to our executive officers to reimburse them for any tax liability as a result of the receipt of any cash, equity compensation or other benefits (except for excise taxes imposed on certain benefits, and only for certain executives under pre-existing arrangements, received in the event of a change in control).

■	Anti-Hedging Policy: The Committee, the Board and executive management take very seriously their responsibilities and obligations to exhibit the highest standards of ethical behavior relative to selling and trading Company stock. All transactions in Company stock must be pre-cleared by the Company’s Chief Legal Officer (“CLO”) or the Corporate Secretary. Further, CVS Caremark’s directors and executive officers may not:

■	Trade in Company securities on a short-term basis (Company stock purchased in the open market must be held for at least six months);

■	Purchase our stock on margin;

■	Engage in short sales of our stock; or

■	Buy or sell puts, calls or options (other than compensatory stock options granted by the Company).

■	Closed Supplemental Executive Retirement Plan (“SERP”): The Company’s SERP does not admit new participants. Messrs. Merlo and Sgarro, both long-tenured executives of the Company, are the only remaining employee participants in the SERP.

■	Senior Executive Severance Policy: CVS Caremark has formally adopted a policy to not enter into future severance agreements with senior executives that result in greater than 2.99 years of base pay and target annual incentive.

Introduction

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to our NEOs, who for 2011 are:

■	Larry J. Merlo, President and CEO;

■	David M. Denton, EVP and Chief Financial Officer (“CFO”);

■	Mark S. Cosby, EVP and President – CVS/pharmacy;

■	Per G.H. Lofberg, EVP and President – CVS Caremark Pharmacy Services;

■	Douglas A. Sgarro, EVP and CLO; and

■	Thomas M. Ryan, our former Chairman and CEO.

Mr. Ryan served as Chairman and CEO for a partial year in 2011. He transitioned out of the role of CEO on March 1, 2011 and retired as an employee and as Chairman effective May 11, 2011. He was paid his base salary during his employment period and was not eligible for an annual incentive in 2011. Mr. Ryan was eligible to receive a pro-rata payout of the RoNA LTIP for the portion of his active employment during the performance cycle. Mr. Ryan received no severance pay and there were no other payments made to him beyond the compensation and benefits consistent with his outstanding agreements and the terms of the benefit plans in which he participated.

Pay for Performance

A primary component of the Company’s human resources strategy – to ensure that we have high caliber leadership – is the identification, recruitment, developments and placement of key management and business talent. The CVS Caremark Board of Directors and the executive management team believe that a crucial aspect of successfully executing this strategy is a comprehensive, integrated and well defined executive compensation program, which provides competitive and differentiated levels of pay based on corporate and individual performance and reinforces the alignment of executive interests with those of stockholders.

In 2011, the Management Planning and Development Committee (the “Committee”) requested and reviewed a historical assessment of the relationship between CVS Caremark’s performance and executive pay outcomes relative to our Peer Group (as defined below). The purpose of this assessment was to ensure pay was directionally aligned with performance and to validate the goal setting approach and overall assessment of our pay program effectiveness. The following graphs illustrate the results of the Committee’s core assessment and show the relationship between our NEO real compensation (defined as base salary earned; incentives earned; value of restricted shares or restricted stock units (“RSUs”) that vest during the period; value of stock options exercised during the period; and changes in value of unvested restricted shares/RSUs and unexercised options held during the period) and the Company’s performance as measured by total shareholder return – over 1-year (2010) and 4-year (2007 – 2010) periods. The analysis was conducted using the most current data available for the periods ending on December 31, 2010.

As illustrated above, for fiscal 2010 CVS Caremark NEO real compensation was at the 4th percentile relative to the Peer Group, while total shareholder return ranked at the 40th percentile, showing that our pay programs are tied to company performance – low relative performance resulted in low relative real compensation.

This graph illustrates the relationship between NEO pay rank and its relative return to stockholders for CVS Caremark and the Peer Group over the 4-year period from fiscal year 2007 to fiscal year 2010. Compensation earned and total shareholder returns are both aligned at approximately the 70th percentile.

The Committee has requested that this type of analysis be updated annually and include the relationship between other key financial metrics and pay to ensure alignment with our executive compensation philosophy and core principles.

The Committee’s assessment of the existing executive compensation plans included not only the pay-for-performance analysis described above, but also reviews of the annual incentive and LTI plan performance metrics and construct and the composition of the Peer Group. As a result of the assessment the Committee modified the Peer Group, determined that the LTIP for 2011 would use return on net assets as the performance metric and added total shareholder return as an additional LTIP performance measure (starting in 2012).

Executive Compensation Philosophy and Core Principles

The Committee is charged with establishing and implementing CVS Caremark’s executive compensation philosophy as well as its strategies and practices. The Committee has identified five core principles that drive our executive compensation philosophy and which we and the Committee believe motivate our executive officers to continually improve the financial and operating position of the Company, encourage personal responsibility for the performance of the business and drive decisions that deliver long-term stockholder value. Our comprehensive executive compensation program flows from the five core principles and the overall CVS Caremark executive compensation philosophy. Our five core principles are:

1. Support, communicate and drive achievement of CVS Caremark’s business strategies and goals.

2. Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other companies with which CVS Caremark competes for business and talent.

3. Motivate high performance among executive officers in an incentive-driven culture by delivering greater rewards for superior performance and reduced awards for underperformance.

4. Closely align the interests of executive officers with stockholders’ interests and foster an equity ownership environment.

5. Reward achievement of short-term results as well as long-term stockholder value creation.

The Committee believes each of the components of our executive compensation program, which will be discussed later in this Compensation Discussion and Analysis, must contribute to the furtherance of one or more of our five core principles, as outlined in the following chart:

Compensation Element	Objective	Key Features
Base Salary	Attract and retain high-caliber talent and provide a minimum, fixed level of cash compensation.	Reviewed annually and adjusted periodically based on comparability to external market peers, position responsibility, individual qualifications, performance and corporate profitability.
Annual Cash Incentive	Motivate high performance and reward short-term individual and Company performance results.

Annual cash incentive targets are set as a percentage of base salary.

Payments are based on a formula that includes performance against operating profit target.

Minimum performance threshold (below which no payment will be made) and capped maximum payouts.

Compensation Element	Objective	Key Features
Long-Term Incentives

Reward multi-year financial success,

which supports the Company’s long-term strategic objectives.

Encourage stock ownership and reinforce an alignment of executives’ interests with those of stockholders.

Generally paid equally in cash and Company common stock based on meeting pre-established performance goals during specified performance cycles.

Minimum performance threshold (below which no payment will be made) and capped maximum payouts.

The executive is prohibited from selling or trading shares for two years following the payment date.

Stock Options and RSUs

Align executive and stockholder interests through equity ownership and reward creation of long-term value by encouraging executives to focus on long- term financial progress with the dual objective of enhancing stockholder value and promoting executive retention.

Annual nonqualified stock option grants with seven-year terms that vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date and return actual value only to the extent that the Company’s stock price appreciates.

Annual RSU awards that vest only upon continued employment with the Company. Annual RSU awards for NEOs vest in two equal installments: the first fifty percent of the grant vests on the third anniversary of the grant date; the second fifty percent of the grant vests on the fifth anniversary of the grant date.

Supplemental Retirement Plan I For Select Senior Management (“SERP”)	Supplement the retirement benefits of a limited number of executive officers.	Unfunded SERP, no longer open to new participants. Messrs. Merlo and Sgarro are the only remaining employee participants in the SERP.
Deferred Compensation Plan (“DCP”) and Deferred Stock Compensation Plan (“DSP”)	Provide savings in a tax-efficient manner and enhance focus on stock ownership.

The DCP offers a variety of investment choices, none of which represents an above-market return, with up to a 5% match on eligible compensation deferred into the DCP, offset by any match provided under the qualified defined contribution plan.

The DSP units fluctuate in value based on the performance of the Company’s common stock.

Competitive Positioning

In consultation with the Company’s executive compensation consultant, the Committee initiates an annual review of the peer group against which financial performance and competitive positioning of compensation programs are assessed. The principal criteria used to determine membership in the peer group include revenue size and industry segment, with consideration also given to geographic scope, diversification of operations and comparability of compensation practices. Our peer group is comprised of large, first-tier companies with national footprints in pharmacy, pharmacy benefit management, insurance, health care, food, general and specialty retailer segments. In 2011, the Committee reviewed the peer group for purposes of evaluating 2011 compensation levels. Retail companies with revenues generally of $50 to $90 billion and health care companies with revenues of $30 to $115 billion for the most recently completed fiscal year were considered peer companies. CVS Caremark falls in the top quartile when this peer group is ranked by revenue.

As a result of the review, two changes were made to the Peer Group when compared to the Peer Group used in 2010 – Sears Holdings Corporation was removed and Express Scripts, Inc. was added. The resulting 2011 peer group (the “Peer Group”) consists of 14 companies:

Retail Peers	2011 Revenues ($B)
The Kroger Co.	$90.4
Costco Wholesale Corporation	88.9
Walgreen Co.	72.2
The Home Depot, Inc.	70.4
Target Corporation	69.9
Lowe’s Companies, Inc.	50.2
Health Care Peers	2011 Revenues ($B)
McKesson Corporation	$112.1
Cardinal Health, Inc.	102.6
UnitedHealth Group Incorporated	101.9
AmerisourceBergen Corporation	80.2
Medco Health Solutions, Inc.	70.1
Wellpoint, Inc.	60.7
Express Scripts, Inc.	46.1
Aetna Inc.	33.8
CVS Caremark Corporation	$107.1

Given the Company’s large size relative to its peers, the Committee obtains further insight into market practices by reviewing data relating to 15 large U.S.-based general industry corporations, excluding companies in the financial services, oil and automobile industries, founder companies and companies with unusual ownership structures. Compensation paid to executive officers of the general industry companies is used as a general reference point by the Committee when considering compensation decisions for the Company’s executive officers, but is excluded from the quantitative analyses of compensation levels because the companies are either not in our specific industry segment or do not meet our selection criteria. This additional reference group includes Archer Daniels Midland, AT&T, Boeing, Caterpillar, Dow Chemical, General Electric, Hewlett-Packard, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, Safeway, Time Warner, United Technologies and Verizon.

Annual Executive Compensation Process

The decision making process cycle used to determine executive compensation target pay and actual incentive awards begins in the fourth quarter of each year. Preliminary financial performance, key financial metrics as compared to the Peer Group, and total compensation market data for the executives is reviewed in November, as well as any comments stockholders may provide. This early review allows the Committee to be prepared in advance once the final performance year results are determined and provides the initial context for decision making. Updated preliminary financial results and associated incentive award payouts for the complete fiscal year are reviewed by the Committee in January and final decisions on actual incentive awards for the prior year are made in February. Finally, financial targets for the incentive plans are established at the March meeting, along with any base salary changes and target incentive award levels. Starting in November of 2011, the process incorporated the results of the first say-on-pay vote as another key factor in developing CVS Caremark’s 2012 executive compensation programs. Given the strong support for our executive compensation program as evidenced by the say-on-pay vote (over 90% in favor), no significant changes to the program were implemented other than the addition of total shareholder return as a measure for our three-year LTIP in 2012, to complement the return on net assets measure. A detailed explanation of the process follows.

Following each fiscal year, CVS Caremark’s finance department provides the Committee an overview of the Company’s performance and the CEO and CFO provide context and background about management’s progress and achievements of business objectives and key strategic initiatives. The financial and business overview also includes an annual and multi-year comparison of CVS Caremark’s performance compared to that of the Peer Group. Key financial metrics, including total shareholder return, growth in revenue, GAAP operating profit growth and diluted GAAP EPS growth, as well as return on net assets, are discussed with a focus on the Company’s ranking within the Peer Group. The Committee uses these discussions as a means to guide their decisions relative to the executive officers’ awards in the annual and various long-term incentive plans.

The CEO presents to the independent directors of the Board a self-assessment of his performance against his strategic, operational and financial goals of the Company which were approved by the Board at the beginning of the performance year. The Chairman of the Board and the Committee Chair facilitate a private meeting with all of the independent directors to discuss and assess the performance of the CEO. The Committee’s members consider the independent directors’ assessments in reviewing the CEO’s total compensation and determining his annual incentive compensation award and equity compensation grants. The CEO also discusses with the Committee each executive officer’s performance and contribution, with specific attention to progress toward specific strategic, operational and financial goals assigned at the beginning of the year, as well as a review of each officer’s strengths and areas of opportunity, potential future assignments, development strategies and role in the Company’s management succession plan. The Committee and the Board also may meet with each executive officer during the year to assess performance.

At its January 2011 meeting, the Committee reviewed competitive market information supplied by the compensation consultant, considered the Peer Group performance results to date, and reviewed preliminary CVS Caremark performance against the incentive targets.

In February, CVS Caremark released its prior year earnings and financial statements; at that time, the Committee assessed the Company’s performance against short- and long-term goals. The CEO presented to the Committee his recommendations for annual cash incentive, stock option and RSU awards for the other executive officers, outlining his assessment of each officer’s performance, contribution and anticipated future role within the Company. The Committee members consulted with other independent directors to determine the appropriate annual cash incentive and equity awards for the CEO within the competitive range established earlier.

During its March 2011 meeting, the Committee considered total compensation survey data, including information on base salaries, annual bonus award targets and actual awards, long-term incentive pay, including stock option grants, RSU awards and other performance-based compensation, for the named executive officers at companies within the Peer Group and general industry reference companies. This information is compiled by the compensation consultant and discussed with the Committee. In addition, compensation information from general industry surveys, as well as retail and health care surveys, for positions of other BPC members was presented to the Committee. The Committee considered this information when making current year base salary decisions and establishing relevant compensation targets.

Following the relevant performance period, the Committee may also apply negative discretion (further described below), as appropriate, in determining the final annual incentive awards for the CEO and other executive officers.

In accordance with the process described above, at its meeting on February 15, 2011, the Committee took a number of actions:

■	It approved the value of annual equity awards for each of the executive officers, including the CEO. Awards for each of the executive officers were at or above target levels, reflecting achievement of the Company’s short-term strategic and operational goals and significant progress toward long-term objectives through 2011.

■	The grant date for annual stock option and RSU awards was set as the first business day of the Company’s second quarter, which was April 1, 2011.

■	The Committee approved the proportion of option value to RSU value within each equity award. For all of the NEOs the proportion of option value and RSU value was split equally, except for Mr. Lofberg, who received 100% stock options.

The grant date full fair value of the stock options and RSUs granted to each named executive officer during fiscal 2011 is shown in the Summary Compensation Table on page 42. Additional information about the 2011 awards, including stock option exercise price and the number of shares subject to each award, is shown in the Grants of Plan-Based Awards Table on page 44.

Total Direct Compensation

The Company’s management recommends and the Committee and Board approve financial performance targets that are challenging and, if achieved, can deliver superior value to stockholders. Consistent with the setting of ambitious performance targets and the relative value of their achievement as measured by return to stockholders, CVS Caremark positions its target total direct compensation for its executive officers, which is comprised of base salary plus annual and long-term incentives, generally at the median for companies of comparable size, and in some cases the 75th percentile depending on the specific circumstances. Because of the ambitious goals the Committee believes that it is appropriate to reward the executive management team with compensation above the competitive median if the financial targets associated with the variable pay programs are delivered or exceeded. Conversely, if the financial targets are not met, awards are reduced.

Cash versus Non-Cash Compensation

The Committee recognizes the competitive need for an appropriate amount of current cash compensation, comprised of base salary, annual incentive and the cash portion of the LTI plans. As part of its annual review of the competitiveness and efficacy of the CVS Caremark compensation program, the Committee monitors the relative levels of cash and non-cash compensation to ensure that it places maximum focus on the non-cash components.

Fixed versus Variable Compensation

The annual incentive program, LTI plans and service-based equity award program tie a significant amount of variable compensation to the executive’s continued employment (subject to the vesting and forfeiture provisions of the stockholder-approved incentive plan and their equity grant agreements) and the performance of CVS Caremark common stock over the vesting and option exercise periods. The performance metrics for the annual incentive and LTI plans and the range of opportunity relative to target are consistent for all the NEOs, including the CEO. However, in determining individual awards the Committee considers the appropriate individual target incentive opportunity.

For fiscal year 2011, the percentage of target total direct compensation represented by at-risk pay (short- and long-term incentives) for CVS Caremark’s NEOs was as follows:

Components of Executive Compensation Program

The Committee believes a well-balanced executive compensation program must motivate and reward participants for delivering annual financial results. It must also focus the executives’ attention on long-term goals that track financial progress and value creation. These long-term goals include profitability and total stockholder value, typically measured by returns on the Company’s common stock. The Committee recognizes that while stock prices are generally a good indicator of corporate performance over time, external factors that are beyond CVS Caremark’s influence may also have an impact on its stock price. Consequently, the Committee believes that in addition to stock price, other performance indicators including profitability and sound financial management of our working capital should also be measured and factored into payments under our executive compensation program. The Committee has designed its executive compensation program in a manner intended to achieve these objectives.

CVS Caremark’s executive compensation program currently consists of the following: base salary; an annual cash incentive; a three-pillar LTI program; SERP (for only 2 executive participants); and other benefits, including very limited perquisites.

The three-pillar LTI program – consisting of stock options, time-vested RSUs and LTI plans generally settled in cash and stock – represents the majority of the compensation opportunity and actual rewards for the executive management team. The Committee believes that this approach, complemented by the annual incentive plan, provides an optimal pay mix to achieve the financial objectives of stockholders while extending to executive management competitive cash compensation and a wealth creation opportunity derived from value created through stock price growth.

Base Salary

A competitive base salary is designed to attract and retain high-caliber talent and provide a minimum, fixed level of cash compensation. The Committee annually reviews the base salaries of the NEOs and considers adjustments based on position responsibility, individual qualifications and performance, and Company performance. This review includes a comparison of current salaries of those reported for comparable positions in CVS Caremark’s Peer Group, recognizing that CVS Caremark’s revenue is significantly higher than the majority of companies in its Peer Group and the make-up of the Company’s operations, given its retail/pharmacy/PBM combination, is more complex than most of its peer companies.

The Committee also assesses internal salary levels within CVS Caremark, both with respect to the other executive officers and to other senior employees generally. Base salaries may be adjusted upward at the Committee’s discretion, which it generally chooses to exercise when competitive data indicate a significant market lag or in recognition of outstanding individual performance or an increase in the executive’s functional responsibilities, as is the case with Mr. Merlo, who was promoted to CEO on March 1, 2011. Changes to the base salaries of the NEOs made in 2011 are shown below. The increases to base salary in 2011 for Messrs. Denton and Merlo reflect each executive’s outstanding contribution to the Company and the critical roles that we expect them to play in our future growth and success.

Executive	2010 Salary	2011 Salary	Percentage Increase
Larry J. Merlo, President and CEO (1)	$1,000,000	$1,250,000	25%

David M. Denton, EVP and CFO (2)	$550,000	$625,000	14%

Mark S. Cosby, EVP and President – CVS/pharmacy (3)	$—	$900,000	—

Per G.H. Lofberg, EVP and President – CVS Caremark Pharmacy Services	$900,000	$900,000	—

Douglas A. Sgarro, EVP and CLO	$625,000	$625,000	—

(1)	Mr. Merlo was promoted to CEO on March 1, 2011; his increase reflects his additional responsibilities and a competitive base salary.

(2)	Mr. Denton was promoted to EVP and CFO on January 1, 2010; his increase reflects his performance in the role and alignment with competitive market compensation.

(3)	Mr. Cosby joined the Company on September 1, 2011.

Annual Incentive Awards

CVS Caremark maintains an annual Management Incentive Plan (the “MIP”) for its executive officers under the provisions of the stockholder-approved 2010 Incentive Compensation Plan (the “2010 ICP”). The MIP rewards the NEOs based on performance relative to predetermined financial and operational targets established for the year. The Company’s MIP reflects the Company’s pay-for-performance philosophy in which a significant portion of executive compensation is linked to Company performance and is therefore at-risk.

NEO awards are based on CVS Caremark’s actual performance against operating profit, customer service and customer satisfaction targets established at the beginning of the year. The establishment of the targets, measurement of performance against the targets and subsequent determination of awards to participants are generally implemented in a manner consistent with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), to maximize deductibility of all compensation awarded under the MIP.

In determining the 2011 targets, the Committee reviewed CVS Caremark’s performance against the prior year annual operating profit and customer service and satisfaction targets, the Company’s strategic and operational goals for 2011, current and projected external business conditions and the progress represented by the 2011 annual goals against CVS Caremark’s long-term financial objectives. For fiscal 2011, the financial performance target for annual incentives was $6,284 million in Operating Profit. The Committee believes that Operating Profit is an appropriate performance metric for the annual incentive plan, as it measures management’s success in delivering short-term stockholder value while maintaining momentum toward the achievement of longer-term financial progress. Corporate performance against this metric carries an 80% weight in the determination of final award funding. Customer service and satisfaction account for the remaining 20% of award funding; 10% is based on the Retail Customer Service score, which measures customer service in the retail segment and 10% is based on an aggregation of customer satisfaction metrics from the PBM segment, covering mail order, specialty pharmacy and account/client services. The financial impact of certain legal settlements and other one-time events, such as the Universal American Medicare Part D acquisition, was excluded from the calculation of actual performance at year-end.

The Committee establishes a target annual incentive opportunity for each executive officer. This opportunity is expressed as a percentage of base salary and is determined using a variety of relevant factors including but not limited to the competitive landscape reflected by CVS Caremark’s Peer Group, the Committee’s assessment of the aggressiveness of the 2011 operating profit target and the desired ratios of cash to non-cash and fixed to variable compensation for each executive officer. While the Committee considered the appropriate target incentive opportunity separately for each officer, the performance targets, plan design and range of opportunity relative to target are consistent for all NEOs.

For all executive officers, the target annual incentive percentage represents the percentage of base salary that may be earned if CVS Caremark’s actual performance equals the operating profit and customer service and satisfaction targets established at the beginning of the year. Actual performance relative to the financial and operational targets determines the percentage of the target incentive. Once the Committee establishes the award potentially payable based on actual performance at year-end, it may then apply only negative discretion to the NEOs to adjust that potential award downward. Its consideration includes its assessment of the executive officer’s actual performance and contribution to the achievement of strategic, operational and financial goals, competitive considerations and any other factor it deems appropriate.

Annual Incentive Plan Funding

	Operating Profit (80% weighting)		Customer Service and Client Satisfaction (20% weighting)
	Level of Performance Achieved	Level of Payout of Target	Retail Customer Service (10%)	Client Satisfaction – PBM (10%)
Below Minimum	<89% of Target	0%	0%	0%
Threshold	89% of Target	25%	25%	25%
Target	$6,284.0 million	100%	100%	100%
Maximum	≥ 6% over Target	200%	100%	100%
Actual	$6,159.0 million	90%	95%	100%

The annual incentive opportunity established for fiscal 2011 for performance at target and the actual award levels are expressed as a percentage of base salary for each NEO and set forth in the following table:

Annual Incentive Plan Opportunities and Awards

	Annual Incentive Opportunity as a Percentage of Base Salary			Actual Annual Incentive Payout for 2011
Executive Name	At Threshold Performance Levels	At Target Performance Levels	At Maximum Performance Levels	Payout as a Percentage of Salary	Payout Amount in Dollars
Larry J. Merlo	44%	175%	350%	157%	$1,960,000
David M. Denton	31%	125%	250%	112%	$700,000
Mark S. Cosby	38%	150%	300%	150%	$1,350,000
Per G.H. Lofberg	38%	150%	300%	134%	$1,209,600
Douglas A. Sgarro	31%	125%	250%	112%	$700,000

In keeping with prior year practices when assessing performance in 2011, the Committee reviewed and took into account specific events, including progress in the entry into new markets, closings of strategic acquisitions to complement CVS Caremark’s existing businesses such as the acquisition of the Medicare Part D business of Universal American, new MinuteClinic openings, retail operating margins, inventory management and streamlining efforts in the PBM.

The Operating Profit, Customer Service and Client Satisfaction performance resulted in a funding level of 89.6% of target. The maximum annual incentive award that each named executive officer is eligible to receive is not an expectation of the actual incentive amount that will be awarded to an executive, but is instead the highest amount that the Committee may award as performance-based compensation while preserving deductibility under IRC Section 162(m). In no event will the actual award exceed the designated salary percentage determined by the actual level of performance.

For 2011, the Committee did not apply negative discretion to the individual awards for any executive officers beyond the funded result of less than target performance based on its consideration of 2011 results, taking into account the expected positive impact of the strategic acquisitions which occurred during the year, the strong results of the retail business, the record selling season in the PBM, the strengthening of the Company’s cash flow position and our positioning for future growth. In addition, the Committee considered contributions to the results of the Company on an overall basis as well as performance in other dimensions pertinent to the specific duties and responsibilities of each executive officer. Accordingly, each of the NEOs (other than Mr. Cosby and Mr. Ryan) received 2011 MIP payouts at 89.6% of their annual incentive target.

■	Mr. Merlo was promoted to CEO in March and continued to directly manage our retail business until September 2011. His award reflects the level of achievement of the performance metrics described above and his overall performance for the year, and in particular, his contribution in his increased capacity as President and CEO, as well as other aspects of results specific to the retail line of business.

■	Mr. Lofberg’s annual incentive award reflects the level of achievement for the performance metrics described above and the strategic, operational and financial results of the PBM business line in 2011 under his leadership, positioning the business segment for continued growth in 2012 and beyond. The PBM business made significant progress in 2011, with a strong 2012 selling season, high client retention rates, and the introduction of the next generation of unique products and services that leverage our combined retail and PBM assets. Mr. Lofberg also made significant progress toward the goals of the PBM streamlining initiative that began in 2010 and is expected to generate more than one billion dollars in savings over the next five years.

■	Mr. Denton has continued to strengthen CVS Caremark’s balance sheet. Under Mr. Denton’s direction, the Company generated substantial free cash flow, continues to improve its working capital position and expects the trend to continue. His 2011 annual cash incentive award reflects these successes and level of achievement of the performance metrics described above.

■	Mr. Cosby’s annual cash incentive award for 2011 was established at target in his offer letter.

■	Mr. Sgarro’s annual cash incentive award acknowledges the significant legal challenges faced by our Company this year, while recognizing him for his on-going leadership and long-term contributions to CVS Caremark.

■	As a result of his scheduled retirement during the first half of 2011, Mr. Ryan was not eligible for the 2011 annual incentive plan and received no payout.

The following chart further illustrates the relationship between company performance and executive pay. Shown below is the percentage of our Operating Profit goals achieved relative to target, and the corresponding annual incentive funding. As the chart shows, below target performance results in below target incentive funding, and correspondingly above target performance results in above target funding.

Long-Term Incentive Compensation

General Components of Long-Term Compensation. The Committee believes strongly in the use of long-term incentive compensation for executives to reinforce four strategic objectives:

■	to focus on the importance of returns to stockholders;

■	to promote the achievement of long-term performance goals;

■	to encourage executive retention; and

■	to promote meaningful levels of Company stock ownership by executives.

The Committee has developed a multi-faceted integrated long-term incentive approach to achieve these strategic objectives. The key elements of this approach are an annual stock option and RSU grant, which only vest upon continued employment with the Company, and LTI plans generally paid equally in cash and Company common stock, which reward multi-year financial success. The Committee believes that this structure properly balances the incentive required to drive achievement of the four strategic objectives noted above with the amount and timing of the rewards delivered for successful achievement of Company objectives. The structure also reinforces the alignment between executive and stockholder interests. All three of these LTI compensation elements are delivered under the provisions of our 2010 ICP. To determine the overall opportunity and appropriate proportions of the components, the Committee considered a variety of factors, including competitive market positioning against comparable executives in the Peer Group, potential economic value realized, timing of vesting and taxation. All of these factors were considered within the context of the challenges presented by the strategic, financial and operating goals established for CVS Caremark by the full Board for both 2011 and the longer term. In the first quarter of 2011, the Committee reviewed survey data on total compensation and the value of long-term incentive awards at organizations within the Peer Group which had been compiled and analyzed by Exequity, our compensation consultant. In addition, the Committee considered the retentive value of the unvested equity awards held by each executive officer to determine whether additional awards to secure continued employment with the Company were warranted and determined that no special retention awards were needed in 2011. The Committee also considered, except in the case of the award to the CEO, the recommendations of the CEO for each of the executive officers. Based on the results of the external market review and other factors considered by the Committee, the Committee determined to award the equity grants as shown in the Grants of Plan-Based Awards Table on page 44.

In 2011, we completed performance periods under three LTI plans: (1) our 2009 – 2011 LTIP; (2) our RoNA LTIP for the period July 1, 2010 through December 31, 2011; and (3) our PBM long-term incentive plan (“PBM LTIP”) for the period January 1, 2010 through December 31, 2011. These LTI plans and the payouts under the plans are described below.

In March 2011, the Committee reviewed all aspects of these plans and our RSU and options grant programs, including the competitiveness of the target award opportunities, the impact on shares outstanding and the timing and potential economic impact offered by the future vesting of RSU grants and the vesting and exercise of stock option grants. As part of this review in 2011, the Committee considered all elements and performance metrics of the existing short- and long-term incentive plans. As a result, the LTIP for the three-year performance period from 2011-2013 will be based on performance against our three-year return on net assets goal.

The LTIP for the three-year performance period from 2012 – 2014 will continue to utilize a return on net assets performance metric and further incorporate a total shareholder return component. Actual return on net assets performance vs. the goal will determine the initial award and relative total shareholder return vs. the S&P 500 over the three-year period will modify the award. If total shareholder return is in the top third for the performance period, the calculated awards will be adjusted upwards by 25%; if in the middle third, no change to the calculated awards; and if in the bottom third, the calculated awards will be adjusted downwards by 25%. The plan focuses on sustainable financial progress and optimal use of the Company’s assets which we expect will contribute to our strategic initiatives to improve CVS Caremark’s working capital and free cash flow, modified by the market’s view of the company’s achievements through total shareholder return.

As in the past, each of the three components of our long-term incentives will continue to be earned independently, meaning that successful achievement of any of the financial goals established for any of the LTI plans will not trigger or accelerate vesting of the RSU or stock option grants; similarly, any awards payable under the LTI plans will be based solely on results as measured against the relevant performance metric and will not be affected by any value realized by the RSU or stock option grants.

Generally, fifty percent (50%) of the awards earned under the LTI plans will continue to be paid in cash due to, among other reasons, the executives’ need for current cash to meet tax obligations occasioned on the settlement of the vesting of RSU awards. However, the target cash portion of the long-term incentive compensation component generally will not exceed 40% of the total target long-term compensation. The executive is prohibited from selling or trading awarded shares for two years following the payment date, which encourages stock ownership and further reinforces an alignment of executive’s interests with that of stockholders.

To determine the target proportions of each long-term compensation component for performance periods beginning in 2011, the Committee applied the principles described above, incorporated its assessment of competitive positioning and dilutive impact on shares outstanding and determined the following allocations:

LTI Plans for Performance Periods Including our 2011 Fiscal Year

The following is an overview of each long-term incentive compensation component. The LTI plans encourage executives to focus on long-term financial progress with the ultimate objective of enhancing stockholder value, while simultaneously promoting retention by requiring an executive to forfeit his entire award if employment terminates under certain circumstances before the end of the performance period. CVS Caremark had three LTI plans: the LTIP and the RoNA LTIP, in which all BPC members participated, and the PBM LTIP, in which Mr. Lofberg was the only participant.

The process by which the Committee establishes the LTI plans’ financial goals is similar to that used to determine the annual incentive plan target. Any permitted financial adjustments to actual results for purposes of calculating long-term incentive plan results generally mirror those established for the annual incentive plan but will also include any specific adjustments pertinent to the applicable performance metric, as necessary. Should an event that qualifies as a permitted financial adjustment occur, results are adjusted, either up or down, to reflect the impact of that event and documented accordingly at the conclusion of the performance cycle.

LTIP

2009 – 2011 Performance Period. The LTIP consists of overlapping three-year performance cycles, with a new cycle commencing each year. The performance metric used in the 2009 – 2011 LTIP is EPS CAGR. The BPC members are directly accountable to the stockholders for influencing EPS. The award opportunity is denominated in dollars and represents the award that will be earned if actual results over the three-year performance period equal the financial goal established by the Committee at the commencement of the period. The actual award will vary based on performance.

Of the executive officers specified in the Summary Compensation Table, only Messrs. Merlo and Sgarro participated for the full duration of the 2009 – 2011 LTIP performance period. Mr. Ryan participated in the plan for a portion of the cycle, but like the other participants received no payout. The target performance goal was an EPS CAGR of 11.1%. The following table sets forth minimum, threshold and maximum goals, and the range of potential payouts as a percent of target:

	% of EPS CAGR Target	Payout Level as a % of Target
Minimum	< 81.5%	0%
Threshold	81.5%	25%
Target	100%	100%
Maximum	124.1%	200%

Potential payouts at minimum, threshold, target and maximum award levels are shown in the chart below. After the application of permitted financial adjustments to the calculation of performance results (the same as those described above for the annual incentive plan), the actual result for the performance period was 34.7% of target. Therefore, the minimum performance threshold was not satisfied and no payouts were made for this LTIP performance cycle.

2009 – 2011 LTIP Opportunities and Awards

Executive Name	Minimum Award (% of target)	Threshold Award (% of target)	Target Award (% of target)	Maximum Award (% of target)	Actual Cash Award ($)	Actual Stock Award (# of Shares)
Larry J. Merlo	0%	25%	100%	200%	$0	0
Douglas A. Sgarro	0%	25%	100%	200%	$0	0
Thomas M. Ryan	0%	25%	100%	200%	$0	0

2010 – 2012 and 2011 – 2013 Performance Periods: In 2010 and 2011, the Committee established LTIP cycles with an EPS CAGR goal for the three-year period ending December 31, 2012 and a return on net assets goal for the three-year period ending December 31, 2013. In setting the EPS CAGR target for the 2010 – 2012 performance cycle, the Committee considered the current year’s EPS, the economic environment and expectations for future growth. The return on net assets goal for the 2011 – 2013 cycle was established based on the company’s working capital improvement goals. The Committee and management believe that disclosure of the EPS growth target and return on net assets goal over a three-year prospective period would result in competitive harm to the Company and, accordingly, will disclose the specific targets for these cycles at the end of their respective performance periods. The Committee believes that the specific performance targets for these cycles are at least as challenging as the performance targets established for prior LTIP cycles and the award opportunities established for these cycles have been calibrated accordingly. Each BPC member, with the exception of Mr. Lofberg (who participates in the PBM LTIP), is participating in the 2010 – 2012 and 2011 – 2013 performance cycles, consistent with the Plan’s provisions.

Mr. Ryan did not receive any LTI plan awards for periods beginning in 2011 or later as he commenced a scheduled retirement in the first quarter of 2011. The LTIP granted to Mr. Ryan during his employment for the 2010 – 2012 performance cycle will be pro-rated based upon the number of months Mr. Ryan served in the three-year performance cycle prior to his retirement. Any award that Mr. Ryan earns based on actual Company performance will be paid in cash and will only be paid when the performance cycle has been completed and performance has been ascertained and certified by the Committee.

PBM LTIP

The PBM LTIP was approved by the Committee for Mr. Lofberg and includes two performance periods. Performance for the first period was measured by reference to the compound annual growth rate for earnings before interest and taxes (“EBIT CAGR”) for the PBM business segment against a pre-established target. The first performance period was January 1, 2010 through December 31, 2011, and the second performance period is from January 1, 2011 through December 31, 2012. The award opportunity for each performance period, payable equally in cash and shares of CVS Caremark common stock, is $1.5 million. The shares are subject to restrictions against sale or transfer once earned, until the end of Mr. Lofberg’s employment term. The Committee and management believe that disclosure of the target with respect to the second performance period would result in competitive harm to the Company and, accordingly, will disclose the specific targets for this cycle at the end of the relevant performance period. The awards are subject to adjustment based upon the actual performance, as shown in the chart below:

	% of EBIT CAGR Target	Payout as a % of Target
Minimum	<81.5%	0%
Threshold	81.5%	25%
Target	100%	100%
Maximum	124.1%	200%

The EBIT CAGR target for the 2010 – 2011 cycle was -3.1% and the final result was -16.3%. The minimum performance threshold was not satisfied for the 2010 – 2011 performance period and, therefore, no payouts were made to Mr. Lofberg for the first PBM LTIP performance period.

RoNA LTIP

In 2010, management proposed and the Committee approved an eighteen-month incentive plan in which BPC members and a limited group of key executives participated to focus management on improving our working capital, cash flow and return on invested capital. The performance cycle was July 1, 2010 through December 31, 2011 and was designed to complement existing long-term incentive plans. The RoNA LTIP’s performance metric complements the existing earnings and EPS CAGR metrics used in our annual cash incentive plan and LTIP, respectively, to focus management on sustainable financial progress and optimal use of Company assets. Consistent with the objectives of the LTIP and the PBM LTIP, the RoNA LTIP encouraged our executives to focus on achieving strategic performance objectives that can add stockholder value and are critical to the overall success of CVS Caremark, while simultaneously promoting retention by requiring an executive to forfeit all of his or her award if employment terminates under certain circumstances before the end of the performance period.

The Committee had established the performance metric of a 23.5% return on net assets and the Company achieved 99.8% of the RoNA goal resulting in a payout of 93.7% of the target award. The awards were generally paid out equally in cash and Company stock. The shares are subject to a two-year restriction from sale or transfer once they were earned.

	% of RoNA Target	Payout Level as a % of Target
Minimum	<97.7%	0%
Threshold	98.0%	20%
Target	100%	100%
Maximum	>103%	200%

Executive Name	Minimum Award (% of target)	Threshold Award (% of target)	Target Award (% of target)	Maximum Award (% of target)	Actual Cash Award ($)	Actual Stock Award (# of Shares) (1)
Larry J. Merlo	0%	20%	100%	200%	$1,874,020	43,500
David M. Denton	0%	20%	100%	200%	$468,500	7,347
Mark S. Cosby	0%	20%	100%	200%	$937,000	0
Per G.H. Lofberg	0%	20%	100%	200%	$2,811,030	65,250
Douglas A. Sgarro	0%	20%	100%	200%	$632,493	14,681
Thomas M. Ryan	0%	20%	100%	200%	$2,290,444	0

(1)	Mr. Denton’s share total reflects shares issued net of withheld taxes, per Mr. Denton’s election.

Mr. Ryan’s award under the RoNA LTIP was pro-rated based on the number of months he served in the performance period prior to his retirement and was further adjusted by the actual performance of the Company relative to the pre-established goal for return on net assets. In addition, he was not eligible to receive any portion of his reduced award, which was paid fully in cash, until the conclusion of the performance period, and the actual performance was ascertained and certified by the Committee.

Stock Option and Restricted Stock Unit Grants

In 2010, the Committee analyzed and reconsidered the Company’s general policy of making annual stock option and RSU grants to executives and other key employees and continues to believe it is an important component of executive and management compensation. As shown in the preceding Long-Term Incentive Target Mix chart, stock options and RSUs comprise a major component of the Company’s long-term incentive program for senior executives.

All CVS Caremark stock options are nonqualified stock options and until May 12, 2010, the stock options and RSUs were granted and administered under the provisions of the 1997 Incentive Compensation Plan (the “1997 ICP”) and the 2004 Caremark Rx, Inc. Stock Incentive Plan. Since that date, all equity has been granted and administered under the provisions of the 2010 ICP, approved by stockholders on May 12, 2010. Since 2004, the contractual term of all CVS Caremark options has been fixed at seven years. Starting in 2011, options granted to executives typically vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date. The annual RSU grants made to the NEOs vest in two equal installments: the first fifty percent (50%) vests on the third anniversary of the grant date; the second fifty percent (50%) of the award vests on the fifth anniversary of the grant date. The authority to grant stock options and any other form of equity compensation to CVS Caremark executives and employees is limited to the Committee or a designated individual member of the Committee; no member of management or any other Company employee may authorize any equity compensation or amend the terms and conditions of any previous equity grants.

In March 2007, the Board adopted a Stock Option Policy providing that any stock option granted to a recipient will have an exercise price equal to the closing price of the Company’s underlying stock on the date that the option is granted (the “grant date”). The grant date in a given fiscal year will be established in advance of the grant and will generally be based on the Company’s customary and normal grant cycle. When a grant to an existing employee is made outside the annual grant cycle, the grant date will be determined independent of considerations related to the release of material non-public information. When an executive is hired after a fiscal year has begun, the grant date will be the later of the hire date and the date the Committee approves the award.

The Committee has consistently approved annual equity grants, including stock options and RSUs, in the first quarter of each year and has made such awards without regard to the timing of the release of the Company’s financial results for the year or the timing of the release of any other material non-public information. For fiscal 2011, the grant date was set as the first business day of the Company’s second quarter, which was April 1, 2011.

The full grant date fair value of the stock options and RSUs granted to each NEO during fiscal 2011 is shown in the Summary Compensation Table on page 42. Additional information about the 2011 awards, including stock option exercise price and the number of shares subject to each award, is shown in the Grants of Plan-Based Awards Table on page 45.

Mr. Ryan did not receive any new RSU or option awards in 2011 as he commenced his scheduled retirement in the first quarter of 2011. The RSU award granted to Mr. Ryan in April 2010 was pro-rated based on the number of months that he served since the grant date and prior to his retirement in May of 2011 and the full vesting schedule for the grant. The RSUs that would have vested following the date that Mr. Ryan retired were forfeited by him. We note that Mr. Ryan forfeited 83,187 RSUs, with an approximate value of $3.1 million (as of May 11, 2011), due to his retirement.

In addition to the core long-term incentive compensation plans described above, since 1997 the Company has maintained the Partnership Equity Program (“PEP”). PEP is designed to ensure that those executives with significant impact on the future success of CVS Caremark have a substantial “at-risk” personal equity investment in CVS Caremark common stock and is generally provided to selected newly-hired or newly-promoted senior executives in critical positions that can drive the strategic objectives of the Company. The Committee believes that PEP strongly links the economic interests of senior executives with CVS Caremark stockholders, provides future long-term compensation opportunities that are competitive in the external marketplace and that reflect internal responsibility levels, and assures key management stability, retention, motivation and long-term focus on corporate strategy. To invest in PEP, an executive chooses to purchase a number of “Employee-Purchased RSUs,” which are matched by CVS Caremark on a one-for-one basis (“Company-Matching RSUs”) and vest on the fifth anniversary of the purchase date. In addition, the executive receives an option to purchase shares of CVS Caremark common stock equal to ten times the number of Company-Matching RSUs. The stock option grant vests ratably on each of the third, fourth and fifth anniversaries of the grant date. The vesting for each of the stock option grant and the Company-Matching RSU award is contingent upon the executive retaining the Employee-Purchased RSUs until all of the stock options and Company-Matching RSUs are vested and upon the continued employment of the executive through the vesting period.

CEO Compensation

Consistent with the CEO Succession Plan announced at our 2010 annual meeting of stockholders, Thomas M. Ryan, our Chairman and CEO, transitioned out of the CEO role effective March 1, 2011 and retired effective May 11, 2011.

Mr. Merlo, formerly our President and Chief Operating Officer, was appointed President and CEO on March 1, 2011. Under Mr. Merlo’s leadership, the Company has positioned itself for healthy growth in 2012 and beyond. CVS Caremark performed favorably against the Peer Group on several performance measures including revenue growth and total shareholder return. However, 2011 financial performance reflects the challenging sales environment and continued margin pressures experienced throughout the year. In 2011, the Company focused on the achievement of several important priorities including: the continued growth in the PBM and retail businesses including over $10 billion in incremental PBM sales; integration of the Aetna 12-year strategic relationship and the successful PBM streamlining and platform consolidation; and the achievement of industry-leading GAAP operating profit margins in the retail business.

Mr. Merlo’s 2011 compensation reflects his overall performance, taking into account our current strategic positioning for long-term growth as well as below target short-term results for the Company in 2011. Based on these results, Mr. Merlo earned the following amounts with respect to 2011 compensation.

CEO Pay – Mr. Merlo

Type	Target	Actual
Base Salary	$1,250,000	$1,208,333
Annual Cash Incentive	$2,187,500	$1,960,000
LTIP Cycle VIII (2009 – 2011)	$1,500,000	$0
RoNA LTIP (2010 – 2011)	$4,000,000	$3,748,000
Stock Option Grant	$2,000,000	$2,250,002
RSU Grant	$2,000,000	$2,250,026
Total Direct Compensation	$12,937,500	$11,416,361

Supplemental Executive Retirement Plan

CVS Caremark maintains the unfunded Supplemental Retirement Plan I for Select Senior Management of the Company (“SERP”), which is currently closed to new participants, designed to supplement the retirement benefits of selected executive officers. Following Mr. Ryan’s retirement, Messrs. Merlo and Sgarro are the only NEOs who participate in the SERP. The Committee adopted a policy restricting participation in the SERP under the current benefit formulae to those executives participating in the SERP at the time the policy was adopted. The SERP does not allow new members and Messrs. Cosby, Lofberg and Denton do not participate. An overview of the SERP design and the actuarial present value of the accumulated pension benefits of Messrs. Merlo and Sgarro as of December 31, 2011 are shown in the Pension Benefits Table on page 50.

Other Benefits

The Company maintains medical and dental insurance, life insurance and short- and long-term disability insurance programs for all of its employees, as well as customary vacation, leave of absence and other similar policies. Executive officers are eligible to participate in these programs on the same basis and with the same level of financial subsidy by CVS Caremark as the rest of the Company’s salaried employees.

Executive officers may participate in the CVS Future Fund, which is the Company’s qualified defined contribution, or 401(k), plan. An eligible CVS Caremark employee may defer up to 85% of his or her total eligible compensation, defined as salary plus annual incentive, to a maximum defined by the Internal Revenue Service (“IRS”); in 2011, that maximum was $16,500. After the first full year of employment, CVS Caremark will match the employee’s deferral dollar-for-dollar up to a maximum equaling 5% of total eligible compensation. CVS Caremark’s matching cash contributions into the CVS Caremark Future Fund for the NEOs who participated are a component of the All Other Compensation Table on page 43.

The Company offers other benefits which are available to eligible employees, including executive officers, as follows:

Deferred Compensation Plans and Deferred Stock Plan

Eligible executive officers may choose to defer compensation once earned and vested into the CVS Caremark Deferred Compensation Plan (the “DCP”) and the CVS Caremark Deferred Stock Compensation Plan (the “DSP”), which are available to all U.S. employees who meet the IRC definition of a “highly compensated employee.” The plans are intended to provide retirement savings in a tax-efficient manner and enhance focus on stock ownership. The DCP offers a variety of investment crediting choices, none of which represents an above-market return. The individual contributions of Messrs. Merlo, Denton, Lofberg and Sgarro during fiscal 2011 to the DCP and the DSP, including earnings on those contributions, any distributions during 2011 and total account balances as of the end of 2011, are shown in the Nonqualified Deferred Compensation Table on page 51.

Perquisites and Other Personal Benefits

CVS Caremark generally does not provide perquisites or other personal benefits for its executive officers other than the few items discussed in this section. The Committee believes this policy is consistent with the Company’s philosophy to maximize the amount of “at-risk” pay of its executive officers. CVS Caremark also does not provide any additional cash compensation to any of the executive officers to reimburse them for any income tax liability (with the exception of certain circumstances following a change in control) as a result of the receipt of any cash or equity compensation, benefit or perquisite. Additionally, in 2010 the Committee adopted a policy restricting the availability of tax gross-ups except to those executive officers who were contractually entitled to receive them at the time the policy was adopted (three of the NEOs are contractually entitled to receive tax gross-ups, but only for excise taxes imposed on benefits received in the event of a change in control).

CVS Caremark provides an allowance to each of the executive officers to cover the cost of a Company-provided financial planner to assist with personal financial and estate planning. The Company believes it is important to provide to our executives the professional expertise required to ensure they maximize the efficiencies of the Company’s compensation and benefit programs and are able to devote their full attention to the management of the Company. The Company maintains corporate aircraft that may be used by Company employees to conduct Company business. Pursuant to an executive security program established by the Board upon the Committee’s recommendation, the CEO is required to use the Company’s aircraft for all travel needs, including personal travel, in order to minimize and more efficiently use his travel time, protect the confidentiality of his travel and the Company’s business, and enhance his personal security. Certain other NEOs were also permitted to use the Company’s corporate aircraft for personal travel on a very limited basis during fiscal 2011; however, Messrs. Denton and Sgarro did not use the company aircraft for any personal travel in 2011. In addition, CVS Caremark provides an allowance to the NEOs to cover the costs of the installation and maintenance of home security monitoring systems. While the Committee believes these security costs are business expenses, disclosure of these costs as personal benefits is required. The value of all of these items is treated as income taxable to the executives. The Company provides no reimbursement for these costs nor does it pay the taxes or any other expenses associated with these costs on behalf of the executives.

The aggregate incremental cost to the Company of providing these personal benefits to each of the NEOs during fiscal 2011 is shown in the Summary Compensation Table on page 42.

Other Compensation Policies

Stock Ownership Guidelines

The Committee has long been mindful of the importance of equity ownership by directors and executive management as an effective link to stockholders and, as such, the Board maintains stock ownership guidelines for all directors and BPC members and requires that directors and BPC members achieve compliance with the ownership requirements within five years of becoming a director or BPC member. BPC members must maintain ownership levels as set forth in the table below. Shares included in the calculation to assess compliance with the guidelines include shares owned outright, unvested RSUs, shares held in the DSP and shares purchased through the Employee Stock Purchase Plan. Unexercised stock options do not count toward satisfying the guidelines. The Committee believes that these requirements emphasize the importance of equity ownership for the Board and executive management, which in turn reinforces alignment with stockholder interests. To further reinforce this commitment, the Committee annually reviews the policy and compliance by directors and executives.

Name	Multiple of Salary Required	In Compliance
Larry J. Merlo	5x	Yes
David M. Denton	3x	Yes
Mark S. Cosby	3x	Yes
Per G.H. Lofberg	3x	Yes
Douglas A. Sgarro	3x	Yes

Securities Trades by Company Personnel

The Committee and the executive management of the Company take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to selling and trading Company stock. All transactions in Company stock contemplated by any officer must be pre-cleared by either the Chief Legal Officer or the Corporate Secretary. Executive officers are prohibited from trading in any securities of the Company during a period around the release of the Company’s financial results for each quarter and may be required to refrain from trading during other designated periods when significant developments or announcements are anticipated. Even during periods when trading is otherwise allowed, no director or employee is permitted to trade in the securities of the Company if he or she possesses material non-public information. In addition, it is the Company’s policy that directors and executive officers may not engage in any of the following activities with respect to securities of the Company:

■	Trading in Company securities on a short-term basis (stock purchased in the open market must be held for at least six months);

■	Purchasing stock on margin;

■	Engaging in short sales; or

■	Buying or selling puts, calls or options (other than exercising stock options granted by the Company).

Recoupment

The Committee recognizes that incentive compensation provisions should be consistent with the Company’s goals of ensuring financial statement accuracy and encouraging ethical behavior. Accordingly, in 2009, the Committee approved recoupment provisions for all annual and long-term incentive awards granted to executive officers, effective with performance cycles beginning in 2009 and thereafter. These provisions apply in cases where financial or operational results used to determine an award amount are meaningfully altered based on fraud or material financial misconduct (collectively, “Misconduct”), as determined by the Board, and apply to any employee determined to have been involved in the Misconduct.

The recoupment policy applies to Misconduct committed during the performance period and allows for the discovery of Misconduct during the performance period or the three-year period following the performance period. The policy allows for the recoupment of the entire award, not only excess amounts generated by the Misconduct, subject to the determination of the Board, and the recoupment provisions may apply even where there is no financial restatement. The Committee believes that the penalties imposed for Misconduct under this policy are consistent with the goals of ensuring financial statement accuracy and encouraging ethical behavior. Each of these provisions has been incorporated into the Company’s incentive programs and award agreements and each is designed to provide the Company with the legal right and means to recover amounts paid or gains realized from incentive and equity awards in cases of Misconduct.

Risk Assessment

The Committee oversaw a risk assessment of the Company’s executive compensation programs to ascertain any potential material risks that may be created by the compensation program. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our employees taking actions that may conflict with the Company’s long-term interests. The Committee considered the findings of the assessment conducted internally and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage executives to take unnecessary or excessive risks. The Committee considered the following attributes of the program:

■	the balance between short- and long-term incentives;

■	consideration of qualitative as well as quantitative performance factors in determining compensation payouts, including minimum and maximum performance thresholds, funding that is based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined in all plans;

■	incentive compensation with a large stock component through which value is best realized through long-term appreciation of stockholder value;

■	incentive compensation components that are paid or vest over an extended period;

■	stock ownership guidelines that are reasonable and align executives’ interests with those of stockholders; and

■	a recoupment policy that allows the Company to recover compensation paid in situations of fraud or material financial misconduct.

Agreements with Executive Officers

CVS Caremark has entered into employment agreements (the “Employment Agreements”) with Messrs. Merlo, Lofberg and Sgarro, and change in control agreements (the “CIC Agreements”) with Messrs. Denton, Cosby and Lofberg, which have been previously disclosed.

In connection with the Company’s recruitment and hiring of Mr. Cosby, the Company provided him with a base salary of $900,000; an annual MIP target of 150% of base salary; a guaranteed MIP award at target for 2011; a sign-on award of $4.5 million in RSUs, with one third vesting on his hire date, one third on his first anniversary date and one third on his second anniversary date; a stock option grant valued at $1.5 million with one third vesting on his first anniversary date, one third on his second anniversary date and one third on his third anniversary date; participation in the RoNA LTIP with a $1 million target award; and a target award of $2 million in the 2011 – 2013 LTIP. Under the terms of his CIC Agreement, Mr. Cosby is eligible for severance benefits of 1.5 times his base salary and bonus target if he is terminated without cause. If severance is due to a change in control he will receive the same level of benefits as a termination without cause, however, the benefits may be reduced if he is subject to excise taxes to a level that does not create an excise tax.

Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built CVS Caremark into the successful enterprise that it is today. The Committee believes that the interests of stockholders will be best served if the interests of our senior management are aligned with our stockholders. Providing change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change-in-control transactions that may be in stockholders’ best interests. The security of competitive change-in-control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Employment Agreements and the CIC Agreements provide certain specified “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. The Committee believes a “double trigger” severance benefit provision is more appropriate, as it provides an incentive for greater continuity in management following a change in control. “Double trigger” benefits require that two events occur in order for severance to be paid, typically a change in control followed by the executive’s termination of employment.

The Committee reviews the severance benefits annually with the assistance of its compensation consultant to evaluate both their effectiveness and competitiveness. The review in fiscal 2011 found the current level of benefits to be within competitive norms for design. Details of payments made to the executives upon a change in control and various termination scenarios; provisions for the treatment of equity awards, SERP and other benefits; and estimated payments that would be made to the executives whose employment terminates following a change in control may be found in Payments/(Forfeitures) Under Termination Scenarios beginning on page 52.

Compliance with IRC Section 162(m)

IRC Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and the three other most highly compensated executive officers at year end, other than the chief financial officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee’s policy is to generally preserve corporate tax deductions by qualifying as performance-based compensation that is over $1 million which is paid to the NEOs. The Board adopted and stockholders approved the 2010 ICP, which permit annual incentive awards and stock options (and certain other awards) to qualify as performance-based compensation not subject to the limitation on deductibility. However, maintaining tax deductibility is only one consideration – and is not the most important consideration – in the design of the compensation program for senior executives. The Committee considers the anticipated tax treatment both to the Company and the executive in its review and approval of compensation grants and awards. The deductibility of some types of compensation payments will be contingent upon the timing of an executive’s vesting or exercise of previously granted rights, and is also subject to amendment or modification based on changes to applicable tax law. The Committee may, from time to time, conclude that certain compensation arrangements are in the best interest of CVS Caremark and its stockholders and consistent with its compensation philosophy and strategy despite the fact that the arrangements might not qualify for tax deductibility. As a general practice, the only elements of the executive compensation program that do not comply with the deduction rules of IRC Section 162(m) are base salaries above $1 million and certain time-vested RSU awards. The majority of the variable pay opportunities offered to CVS Caremark executives, including the annual incentive award, outstanding and future cycles of the LTI plans and the annual stock option award, are performance-based and fully deductible.

Management Planning and Development Committee Report

The Management Planning and Development Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and based on that review and discussion the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

C. David Brown II (Chair)

David W. Dorman

Marian L. Heard

Terrence Murray

Tony L. White

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by the Company’s CEO, former CEO, CFO and each of our three other most highly compensated executive officers for services rendered in all capacities to the Company during the 2011 fiscal year.

Summary Compensation Table

Name & Principal 2011 Positions (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
Larry J. Merlo President and Chief Executive Officer	2011 2010 2009	1,208,333 938,889 800,000	— — —	4,500,026 5,150,031 2,050,018	2,250,002 1,500,001 1,300,006	3,834,020 1,280,000 1,696,120	2,071,265 1,905,802 3,225,664	211,144 131,890 107,910	14,074,790 10,906,613 9,179,718
David M. Denton Executive Vice President and Chief Financial Officer	2011 2010	606,250 550,000	— —	1,750,031 1,312,520	1,000,003 937,506	1,168,500 525,000	— —	35,942 41,661	4,560,726 3,366,687
Mark S. Cosby Executive Vice President and President – CVS/pharmacy	2011	300,000	1,350,000	5,500,015	1,500,000	937,000	—	7,908	9,594,923
Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	2011 2010	900,000 900,000	— 1,500,000	— 7,000,050	2,000,000 5,166,562	4,020,630 1,050,000	— —	142,296 25,021	7,062,926 15,641,633
Douglas A. Sgarro Executive Vice President and Chief Legal Officer	2011 2010 2009	625,000 611,250 570,000	— — —	1,625,014 1,737,513 900,022	875,005 1,312,506 1,350,004	1,332,493 440,000 934,407	1,022,112 766,593 1,157,122	76,145 76,381 62,004	5,555,769 4,944,243 4,973,559
Thomas M. Ryan Former Chairman of the Board and Chief Executive Officer	2011 2010 2009	546,154 1,475,000 1,400,000	— — —	— 7,125,026 6,425,007	— 4,375,004 4,625,000	2,290,444 2,200,000 3,512,526	— 13,760,025 14,197,821	591,148 281,481 268,759	3,427,746 29,216,536 30,429,113

(1)	Mr. Merlo became President and CEO on March 1, 2011. He was previously President and Chief Operating Officer as well as President – CVS/pharmacy. Mr. Denton was promoted to Executive Vice President and Chief Financial Officer on January 1, 2010. Mr. Cosby joined the Company effective September 1, 2011. Mr. Lofberg joined the Company effective January 1, 2010. Mr. Ryan transitioned out of the role of CEO on March 1, 2011 and retired as Chairman of the Board on May 11, 2011.

(2)	As part of Mr. Cosby’s employment offer he was guaranteed a 2011 annual bonus of $1,350,000.

(3)	Included in the stock award column is the full fair grant value of all restricted stock unit awards (“RSUs”) made in 2011. Also included is the portion of the LTIP Cycle X award for performance years 2011 – 2013 (except for Messrs. Lofberg and Ryan, who did not participate) that would be made in non-transferable shares at the target level of performance at the completion of the performance cycles. Please refer to the grants of plan-based awards table for minimum, target, and maximum levels for LTIP shares. The amount of the LTIP Cycle X award or, for Mr. Lofberg, the PBM LTIP, that is payable in cash at the completion of the performance cycles will be reported in the 2014 and 2013 proxy statements, respectively, in the non-equity incentive plan compensation column. Mr. Ryan’s RoNA LTIP award for performance period July 1, 2010 to December 31, 2011 was payable solely in cash following completion of the applicable performance period based on actual company performance and prorated for the period of time during the performance period that Mr. Ryan was CEO (44.44% of the performance period), and is therefore reflected in the Summary Compensation Table in the non-equity incentive plan compensation column. For 2011, the amounts reported with respect to 2011 RSUs and LTIP Cycle X awards (other than for Messrs. Lofberg and Ryan, who did not receive 2011 RSUs or LTIP Cycle X awards), respectively, for each of the named executive officers are as follows: for Mr. Merlo, $2,250,026 and $2,250,000; for Mr. Denton, $1,000,031 and $750,000; for Mr. Cosby, $4,500,015 and $1,000,000; and for Mr. Sgarro, $875,014 and $750,000. For Mr. Cosby, the figure includes $4,500,015 for his RSU award granted at the time of his hire.

(4)	The figures shown are the full fair value on the date of grant. For a discussion of the assumptions and methodologies used to value the stock and option awards, please see the discussion of stock awards and option awards contained in our Annual Report to Stockholders, Notes to Consolidated Financial Statements at Note 11, “Stock Incentive Plans”.

(5)	The figures shown include amounts earned as annual cash incentive awards and the cash portion of the RoNA LTIP.

(6)	The amounts reported in this column represent only changes in pension value, as the Company does not pay above-market earnings on deferred compensation. Mr. Ryan received full distribution of his non-qualified pension during 2011. For additional information on the SERP, see “Pension Benefits” beginning on page 48.

(7)	Set forth below is additional information regarding the amounts disclosed in the All Other Compensation column.

All Other Compensation – 2011

Name & Principal 2011 Positions	Perquisites & Other Personal Benefits (a) ($)	Company Contributions to Defined Contribution Plans (b) ($)	Insurance Premiums (c) ($)
Larry J. Merlo President and Chief Executive Officer	74,227	136,917	—
David M. Denton Executive Vice President and Chief Financial Officer	15,192	20,750	—
Mark S. Cosby Executive Vice President and President – CVS/pharmacy	7,908	—	—
Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	57,046	85,250	—
Douglas A. Sgarro Executive Vice President and Chief Legal Officer	15,082	61,063	—
Thomas M. Ryan Former Chairman of the Board and Chief Executive Officer	560,200	28,954	1,994

(a)	The amounts above reflect the following: for Mr. Merlo, $13,225 for financial planning services, $51,319 associated with personal use of company aircraft, $883 for home security and $8,800 associated with the CVS Caremark Charity Classic; for Mr. Denton, $15,000 for financial planning services and $192 for home security; for Mr. Cosby, $7,500 for financial planning services and $408 associated with personal use of company aircraft; for Mr. Lofberg, $15,000 for financial planning, $33,246 associated with personal use of company aircraft, and $8,800 associated with the CVS Caremark Charity Classic; for Mr. Sgarro, $14,890 for financial planning services and $192 for home security; for Mr. Ryan, $75,000 for five years of financial planning provided in connection with his retirement under a pre-existing retention agreement, $442,552 representing five years of salary of an executive assistant provided in connection with his retirement under a pre-existing retention agreement; $41,602 associated with personal use of company aircraft prior to his retirement, $644 for home security and $402 associated with personal use of a company car prior to his retirement. The Company determines the amount associated with personal use of Company aircraft by calculating the incremental cost to the Company based on the cost of fuel, trip-related maintenance, deadhead flights, crew travel expenses, landing fees, trip-related hangar costs and smaller variable expenses.

(b)	For 2011, this amount includes Company matching contributions to the CVS Caremark Future Fund of $12,250 for each of Messrs. Merlo, Denton, and Sgarro; and $10,218 for Mr. Ryan. It also includes Company matching contributions credited to notional accounts in the unfunded Deferred Compensation Plan equal to: for Mr. Merlo $124,667; Mr. Denton, $8,500; Mr. Lofberg, $85,250; Mr. Sgarro, $48,813 and Mr. Ryan, $18,736. As a new employee, Mr. Cosby was not yet eligible for matching contributions.

(c)	Includes imputed income in connection with Mr. Ryan’s life insurance programs.

Grants of Plan-Based Awards

This table reflects awards granted under the Company’s annual cash incentive plan for 2011, the LTIP Cycle X (for the NEOs other than Mr. Lofberg), the PBM LTIP (solely for Mr. Lofberg), and the annual equity awards for 2011, which include stock options and RSUs.

Grants of Plan-Based Awards – 2011

Name & Principal 2011 Positions	Award Type	Date of Committee Action	Grant Date	Est. Future Payouts Under Non- Equity Incentive Plan Awards				Est. Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry J. Merlo	Stock Options	2/15/2011	4/1/2011									241,150	34.96	2,250,002
President and Chief Executive Officer	Annual RSUs	2/15/2011	4/1/2011								64,360			2,250,026
	Annual Cash			546,875	2,187,500		4,375,000
	LTIP (11-13)	3/9/2011	3/9/2011	1,125,000	2,250,000		4,500,000	33,020	66,040	132,081				2,250,000

David M. Denton	Stock Options	2/15/2011	4/1/2011									107,178	34.96	1,000,003
Executive Vice President and Chief Financial Officer	Annual RSUs	2/15/2011	4/1/2011								28,605			1,000,031
	Annual Cash			195,313	781,250		1,562,500
	LTIP (11-13)	3/9/2011	3/9/2011	375,000	750,000		1,500,000	11,006	22,013	44,027				750,000

Mark S. Cosby	Stock Options	7/25/2011	9/1/2011									172,509	35.78	1,500,000
Executive Vice President and President—CVS/pharmacy	Annual RSUs	7/25/2011	9/1/2011								125,769			4,500,015
	Annual Cash				1,350,000	(2)
	LTIP (11-13)	9/1/2011	9/1/2011	500,000	1,000,000		2,000,000	13,974	27,948	55,897				1,000,000

Per G.H Lofberg	Stock Options	2/15/2011	4/1/2011									234,066	34.96	2,000,000
Executive Vice President and President—CVS Caremark Pharmacy Services	Annual Cash			337,500	1,350,000		2,700,000

Douglas A. Sgarro	Stock Options	2/15/2011	4/1/2011									93,781	34.96	875,005
Executive Vice President and Chief Legal Officer	Annual RSUs	2/15/2011	4/1/2011								25,029			875,014
	Annual Cash			195,313	781,250		1,562,500
	LTIP (11-13)	3/9/2011	3/9/2011	375,000	750,000		1,500,000	11,006	22,013	44,027				750,000

Thomas M. Ryan				—	—		—							—
Former Chairman of the Board and Chief Executive Officer

(1)	Share numbers determined based on the closing price of our stock on the applicable grant date.

(2)	Mr. Cosby’s employment offer letter provided for a cash bonus of $1,350,000 for 2011, payable in March 2012.

The stock option awards shown above vest in equal installments on the first, second, third and fourth anniversaries of the date of grant and expire in seven years from the date of grant, except for Mr. Lofberg’s PEP options, which vest on December 31, 2012. As described above, the Company’s policy is to establish the exercise price for stock options as the closing price of the Company’s common stock on the grant date. Annual RSU grants typically vest in increments of 50% on the third anniversary of the grant and 50% on the fifth anniversary of the grant.

If earned, a portion of the LTIP Cycle X awards will be reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the relevant year.

Outstanding Equity Awards at Fiscal Year-End

This table reflects stock option and RSU awards granted to the executive officers specified in the table under the Company’s 2010 and 1997 ICPs that were outstanding as of December 31, 2011.

Outstanding Equity Awards at 2011 Year-End

	Stock Option Awards						Stock Awards
Name & Principal 2011 Positions	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Larry J. Merlo President and Chief Executive Officer	4/3/2006	161,359	—	(2)	30.04	4/3/2013	4/2/2007	6,537	(7)	266,579
	4/2/2007	136,089	—	(2)	34.42	4/2/2014	4/1/2008	75,905	(13)	3,095,406
	4/1/2008	144,144	—	(2)	41.17	4/1/2015	4/1/2009	46,264	(7)	1,886,646
	4/1/2009	123,714	61,858	(2)	28.10	4/1/2016	4/1/2010	41,403	(7)	1,688,414
	4/1/2010	50,996	101,992	(2)	36.23	4/1/2017	4/1/2011	64,360	(7)	2,624,601
	4/1/2011	0	241,150	(4)	34.96	4/1/2018	3/10/2010				47,345	(9)	1,930,729
							3/9/2011				66,040	(9)	2,693,111
David M. Denton Executive Vice President and Chief Financial Officer	4/3/2006	11,526	—	(2)	30.04	4/3/2013	3/5/2008	1,292	(10)	52,688
	4/2/2007	14,113	—	(2)	34.42	4/2/2014	4/1/2008	1,883	(11)	76,789
	3/5/2008	4,140	8,280	(3)	40.28	3/5/2018	2/18/2009	919	(12)	37,477
	4/1/2008	26,811	—	(2)	41.17	4/1/2015	4/1/2009	4,004	(11)	163,283
	4/1/2009	32,118	16,060	(2)	28.10	4/1/2016	2/17/2010	2,060	(12)	84,007
	4/1/2010	31,872	63,746	(2)	36.23	4/1/2017	4/1/2010	8,626	(6)	351,768
	4/1/2011	0	107,178	(4)	34.96	4/1/2018	4/1/2011	28,605	(7)	1,166,512
							3/10/2010				14,347	(9)	585,071
							3/9/2011				22,013	(9)	897,690
Mark S. Cosby Executive Vice President and President – CVS/pharmacy	9/1/2011	0	172,509	(2)	35.78	9/1/2018	9/1/2011	83,846	(8)	3,419,240
							9/1/2011				27,948	(9)	1,139,719

Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	1/4/2010	0	454,830	(5)	32.98	1/4/2020	1/4/2010	46,618	(14)	1,901,082
	4/1/2010	33,997	67,995	(2)	36.23	4/1/2017	4/1/2010	27,602	(15)	1,125,610
	4/1/2011	0	234,066	(5)	34.96	4/1/2018	3/10/2010				21,520	(9)	877,586

	Stock Option Awards						Stock Awards
Name & Principal 2011 Positions	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Douglas A. Sgarro Executive Vice President and Chief Legal Officer	4/3/2006	147,531	—	(2)	30.04	4/3/2013	1/8/2004	12,000	(6)	489,360
	4/2/2007	136,089	—	(2)	34.42	4/2/2014	1/5/2005	15,000	(6)	611,700
	4/1/2008	172,973	—	(2)	41.17	4/1/2015	4/3/2006	6,659	(6)	271,554
	4/1/2009	128,472	64,237	(2)	28.10	4/1/2016	4/2/2007	6,537	(6)	266,579
	4/1/2010	44,621	89,244	(2)	36.23	4/1/2017	4/1/2008	6,073	(6)	247,657
	4/1/2011	0	93,781	(4)	34.96	4/1/2018	4/1/2009	16,015	(6)	653,092
							4/1/2010	12,076	(6)	492,459
							4/1/2011	25,029	(7)	1,020,683
							3/10/2010				17,934	(9)	731,349
							3/9/2011				22,013	(9)	897,690
Thomas M. Ryan Former Chairman of the Board and Chief Executive Officer	4/3/2006	491,761	—	(2)	30.04	4/3/2013
	4/2/2007	403,226	—	(2)	34.42	4/2/2014
	4/1/2008	634,233	—	(2)	41.17	4/1/2015
	4/1/2009	440,136	220,069	(2)	28.10	4/1/2013
	4/1/2010	148,738	297,477	(2)	36.23	4/1/2014

(1)	The value of the restricted stock units is based on $40.78, which was the closing price of the Company’s stock on December 30, 2011, the last trading day of our fiscal year.

(2)	The stock options vest in one-third increments on each of the first, second and third anniversaries of the date of grant. Under retirement provisions applicable to Mr. Ryan, stock options granted to Mr. Ryan before January 1, 2010 will continue to vest on the schedule described above.

(3)	The stock options vest in one-third increments on each of the third, fourth and fifth anniversaries of the date of grant and expire ten years from the date of grant.

(4)	The stock options vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the date of grant.

(5)	The stock options vest on December 31, 2012.

(6)	RSUs vest in increments of 50% on the third anniversary of the grant date and on the later of the fifth anniversary of the grant date or the executive’s 55th birthday.

(7)	RSUs vest in increments of 50% on the third anniversary of the grant date and on the fifth anniversary of the date of grant.

(8)	RSUs vest in one-third increments on each of the grant date and first and second anniversaries of the date of grant.

(9)	Represents non-transferable shares to be delivered to each of the executives for outstanding LTIP performance cycles in effect for Cycle IX (2010-2012) and Cycle X (2011-2013), or the 2011-2012 performance period of the PBM LTIP, in the case of Mr. Lofberg, assuming in each case that the target level of performance will be achieved.

(10)	RSUs vest on the fifth anniversary of the date of grant.

(11)	RSUs vest on the fourth anniversary of the date of grant.

(12)	RSUs vest one-third on the first, second and third anniversaries of the date of grant.

(13)	For Mr. Merlo the award includes 15,181 RSUs granted as part of his annual equity award and 60,724 RSUs granted as part of a retention award, both of which will vest on the fifth anniversary of the grant date.

(14)	RSUs will vest 50% on the second anniversary of the grant and 50% on December 31, 2012.

(15)	RSUs will vest on the third anniversary of the grant date.

Option Exercises and Stock Vested

The table below reflects information for the fiscal year ended December 31, 2011 concerning options exercised and vesting of previously granted RSUs and non-transferable shares for each of the executive officers specified in the table. The value of the shares acquired upon exercise of the options and the shares represented by the vesting of RSUs is based on the closing price of our stock on the date of exercise and the date of vesting, respectively.

Option Exercises and Stock Vested – 2011

	Option Awards		Stock Awards
Name & Principal 2011 Positions	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry J. Merlo President and Chief Executive Officer	304,822	6,868,061	83,188	2,908,252

David M. Denton Executive Vice President and Chief Financial Officer	10,334	91,374	3,085	101,647

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	—	—	41,923	1,500,005

Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	—	—	—	—

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	—	—	6,072	212,277

Thomas M. Ryan Former Chairman of the Board and Chief Executive Officer	900,000	19,065,285	393,653	14,592,851

Pension Benefits

The Company has established and maintains the unfunded Supplemental Retirement Plan I for Select Senior Management of the Company (the “SERP”). The SERP is designed to supplement the retirement benefits of selected executives in lieu of a qualified defined benefit plan. Under the SERP’s benefit formula, executives selected for participation (including certain of the NEOs and certain retired executives) will receive an annual benefit commencing on the later of age 55 or retirement, equal to 1.6% of a three-year average of final compensation (as defined in the SERP) for each year of service up to 30 years, with no offset for any amounts provided by the Company’s qualified plans, Social Security or other retirement benefits.

Final compensation for purposes of the SERP benefit formula is the average of the executive’s three highest years of annual salary and annual cash bonus during the last ten years of service. The estimated credited years of benefit service for Messrs. Merlo and Sgarro as of the measurement date of December 31, 2011 were 30 and 14 years, respectively. (Mr. Merlo’s years of service are capped at 30, in accordance with the terms of the SERP.) Messrs. Denton, Cosby and Lofberg do not participate in the SERP. Benefits under the SERP formula are payable in annual installments for the life of the executive, unless the executive has made an advance election in accordance with plan and IRS rules to have the benefit paid in the form of a lump sum or joint and survivor annuity of equivalent actuarial value. Each of Mr. Merlo and Mr. Sgarro has made an election to receive his entire benefit payable on account of termination of employment in the form of a lump sum.

No benefits are payable to an eligible executive until he terminates employment. After termination of employment, SERP benefits are payable (i) immediately, if the executive is age 55 or older at the time of termination, regardless of years of service, or (ii) upon reaching age 55, if the executive is younger than 55 at the time of termination and five or more years of Company service were completed prior to termination. As of the measurement date, only Mr. Merlo was eligible for an immediate benefit.

The accumulated values for the Pension Benefits Table and Summary Compensation Table are based on the benefit accrued as of the measurement date payable as a lump sum commencing on the earliest unreduced retirement age (55) using assumptions which include a 4.75% discount rate and a 3.50% lump sum rate as of December 31, 2011. Each of the executives is fully vested in his accrued benefit. For further information regarding pension assumptions, please see the Notes to the Consolidated Financial Statements in our Annual Report to Stockholders for the fiscal year ended December 31, 2011. As noted above, Mr. Ryan received his entire benefit in a lump sum upon his retirement, which is reflected in the Pension Benefits Table below.

The SERP does not allow new members, and the Management Planning and Development Committee has adopted a policy restricting participation in the SERP under the current benefit formula to those executives participating in that plan at the time the policy was adopted. As noted above, only Messrs. Merlo and Sgarro currently participate in the SERP.

Pension Benefits – 2011

Name & Principal 2011 Positions	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry J. Merlo President and Chief Executive Officer	SERP	30	19,582,269	—

David M. Denton Executive Vice President and Chief Financial Officer	N/A	—	—	—

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	N/A	—	—	—

Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	N/A	—	—	—

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	SERP	14	5,699,022	—
Thomas M. Ryan Former Chairman of the Board and Chief Executive Officer	SERP	36	—	58,502,415(1)

(1)	This amount reflects the lump sum distribution of SERP benefits reported previously and accrued over Mr. Ryan’s 36-year career with the Company. Due to changes in the independent actuarial inputs, the distributions were $80,584 greater than the aggregate balance reported as of 12/31/2010 in the Company’s 2011 proxy statement.

Nonqualified Deferred Compensation

Executive officers and selected members of senior management may participate in the CVS Caremark Deferred Compensation Plan (the “DCP”) and the CVS Caremark Deferred Stock Plan (the “DSP”). The DCP allows participants to defer payment of a portion of their salary and all or a portion of their annual cash incentive (and in the case of executive officers, all or a portion of any LTI plan cash award) to facilitate their personal retirement or financial planning. For participants in the DCP, the Company provides a maximum match of up to 5% of the salary and annual cash incentive deferred, plus an additional match for matching contributions only on amounts that cannot be deferred into qualified 401(k) plans due to IRS plan limits.

The investment crediting options for the DCP mirror those offered for the CVS Caremark Future Fund. Each year, the amount of a participant’s deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. There are no vesting requirements on deferred amounts or earnings on deferred amounts.

Executive officers and selected members of management are eligible to participate in the DSP, in which they may elect to defer settlement of RSUs beyond the scheduled vesting date. Dividend equivalents are reinvested during the deferral period. Mr. Merlo utilized the DSP to defer portions of his equity-based compensation.

Executive officers are not permitted to defer proceeds of stock option exercises.

The amounts shown in the table below for “Cash” and “Stock” were deferred pursuant to the DCP and the DSP, respectively. Except for Messrs. Cosby and Lofberg, also included in the “Aggregate Balance” column is $3,300,903 due from the Company upon the death of the executive under an unfunded “death benefit only” life insurance arrangement for each executive.

Nonqualified Deferred Compensation – 2011

Name & Principal 2011 Positions	Type	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last FYE ($) (5) (6)

Larry J. Merlo President and Chief Executive Officer	Cash	124,417	124,667	27,560	—	4,742,959
	Stock	2,653,639	—	3,658,094	42,337	22,112,024

David M. Denton Executive Vice President and Chief Financial Officer	Cash	—	8,500	(481)	—	3,457,373
	Stock	—	—	—	—	—

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	Cash	—	—	—	—	—
	Stock	—	—	—	—	—

Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	Cash	1,500,000	85,250	(53,718)	—	2,038,275
	Stock	—	—	—	—	—

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	Cash	85,000	48,813	(10,244)	—	3,617,991
	Stock	—	—	—	—	—

Thomas M. Ryan Former Chairman of the Board and Chief Executive Officer	Cash	—	18,736	136,285	281,092	12,927,668
	Stock	—	—	11,985,460	289,911	71,256,660

(1)	The cash contributions are included in amounts shown for 2011 in the Non-Equity Compensation Plan column of the Summary Compensation Table. The stock contributions represent deferred settlement of RSUs granted in prior years that vested in 2011.

(2)	All amounts shown are also disclosed in the Summary Compensation Table under All Other Compensation and reflect amounts credited and/or earned in 2011.

(3)	All earnings shown on the Stock line are attributable to dividend equivalents and an increase in the Company’s common stock price.

(4)	For Mr. Ryan, the cash distribution is from 2006 base salary, annual cash incentive deferrals and registrant contributions. All amounts distributed from the DSP include cash dividend payments.

(5)	Reflects reduction of $58,956 in Death Benefit Only maximum benefits to Messrs. Merlo, Denton, Sgarro and Ryan due to a change in state tax rates.

(6)	The following amounts included in this column have been previously reported in the Summary Compensation Table (“SCT”):

	Amounts Previously Reported in the SCT
	Cash		Stock
	2010	2009	2010	2009
Mr. Merlo	$206,361	$152,480	$1,689,904	$420,068
Mr. Denton	4,375	—	—	—
Mr. Cosby	—	—	—	—
Mr. Lofberg	450,000	—	—	—
Mr. Sgarro	180,125	143,220	—	—
Mr. Ryan	380,500	367,750	17,691,787	2,200,500

Payments/(Forfeitures) Under Termination Scenarios

The tables below show the amounts that would be received or forfeited by each NEO under various termination scenarios, assuming (i) that the termination occurred on December 31, 2011 and (ii) that amounts that have been paid or are payable in all events, such as the non-equity incentive amounts earned with respect to fiscal year 2011 and disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 42, the amounts payable under the pension plans discussed beginning on page 48, and the amounts in the nonqualified deferred compensation plans discussed beginning on page 50, are not included in the tables below, nor is any amount for stock options that are vested and exercisable as of December 31, 2011.

Mr. Ryan retired prior to the December 31, 2011 measurement date used for the tables below, and therefore we have not provided a table for him. Pursuant to his employment agreement, upon his retirement restrictions were eliminated on all outstanding RSUs. As previously discussed in “Compensation Discussion and Analysis – Components of Executive Compensation Program – Stock Option and Restricted Stock Units Grants” on page 36, Mr. Ryan forfeited 83,187 RSUs with an approximate value of $3.1 million (as of May 11, 2011). In addition, all of his stock options became non-forfeitable and will become exercisable for the remainder of each option’s term on the date that each option would have become vested under the option’s original vesting schedule. Mr. Ryan will also be eligible for pro rata payment of earned incentive payments under the LTIP of $1,666,667 at target, payable in the year following the year in which the performance cycle ends and once actual Company performance is approved by the Management Planning and Development Committee.

With respect to the tables below:

■	Messrs. Denton, Cosby, Lofberg and Sgarro are not eligible for retirement as of December 31, 2011.

■	The amounts paid as base salary upon voluntary termination for Messrs. Merlo and Sgarro reflect the Company’s option to continue to pay 50% of the executive’s salary for 18 months in consideration for compliance with a non-competition provision.

■	The option value is determined by multiplying the number of unvested options outstanding as of December 30, 2011 by the difference between the exercise price and $40.78, the closing price on December 30, 2011, the last trading day of the Company’s fiscal year. Generally, the grant agreements provide for the following post-termination exercise periods, but in no case will the post-termination exercise period be longer than the original option term:

■	In the case of termination due to death, during the one-year period following termination;

■	In the case of constructive termination without cause prior to a change in control of the Company (a “CIC”), during the severance period;

■	In the case of constructive termination without cause after a CIC, during the remainder of the option term; and

■	In the cases of termination for cause or voluntary termination, generally there is no post-termination exercise period, except that in the case of voluntary termination options granted prior to December 31, 2005 may be exercised for a period of 90 days following termination.

■	The value of the RSUs is determined by multiplying the number of RSUs as of December 30, 2011 by the closing price on that date, $40.78, which was the last trading day of the Company’s fiscal year.

■	Upon a CIC, all outstanding unvested stock options will vest in full and restrictions will lapse on all RSUs, as provided in the Company’s 1997 and 2010 ICPs.

■	The value of LTIP cycles assumes pro-rated payments are made for outstanding LTIP Cycle IX (two-thirds; years 2010 – 2012), LTIP Cycle X (one-third; years 2011 – 2013), and PBM LTIP 2011-2012 cycle (one-half) except in the case of a CIC, in which case all outstanding performance cycles are assumed to be achieved at target and the value of payments are made at target.

■	Additional assumptions for the excise tax gross-up calculation are as follows:

■	Marginal federal, Rhode Island and FICA tax rates of 35%, 5.99% and 1.45%, respectively;

■	December 2011 short-, mid- and long-term AFR of 0.24%, 1.52% and 3.34%, respectively;

■	Stock options are converted into acquirer options and are valued in accordance with revenue procedure 2003-68 and Q & A 24(c) of IRC Section 280G (this calculation is an estimate for proxy disclosure only); and

■	Payments on a CIC may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation and reasonable compensation analyses.

In the event of his covered termination prior to a CIC, Mr. Merlo would receive a cash severance payment equal to two times the sum of his annual base salary and his then-current annual cash incentive at target. In the event of a covered termination following a CIC, Mr. Merlo would receive a cash severance payment equal to three times the sum of his annual base salary and his then-current annual cash incentive at target. Mr. Merlo meets the requirements for retirement as described in the Approved Early Retirement definition of his Employment Agreement, but without Board approval any voluntary termination by him would not be deemed a retirement.

Larry J. Merlo President and Chief Executive Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)	Approved Early Retirement ($)
Severance Value
Base Salary	—	—	937,500	2,500,000	3,750,000	—
Bonus	—	—	—	4,375,000	6,562,500	—

Immediate Vesting of Equity
Value of Options	2,651,916	(2,651,916)	(2,651,916)	2,651,916	2,651,916	2,651,916
Value of RSUs	9,561,646	(9,561,646)	(9,561,646)	9,561,646	9,561,646	9,561,646
Value of LTIP Cycles	3,700,000	(3,700,000)	(3,700,000)	3,700,000	7,800,000	3,700,000

Benefits and Other
Health Insurance	—	—	—	20,221	30,332	—
SERP	—	—	—	—	—	—
Excise Tax Gross-Up	0	0	0	0	7,643,187	0
Total	15,913,562	(15,913,562)	(14,976,062)	22,808,783	37,999,581	15,913,562

In the event of his termination prior to a CIC, Mr. Denton is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customer and employees. In the event Mr. Denton is terminated by the Company without cause prior to a CIC, he is eligible to receive 24 months of base salary and target bonus as severance, paid in equal monthly installments over 24 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Denton has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target.

David M. Denton Executive Vice President and Chief Financial Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	1,250,000	937,500
Bonus	—	—	—	1,562,500	1,171,875

Immediate Vesting of Equity
Value of Options	1,121,601	(1,121,601)	(1,121,601)	809,713	1,121,601
Value of RSUs	1,932,523	(1,932,523)	(1,932,523)	590,127	1,932,523
Value of LTIP Cycles	1,166,667	(1,166,667)	(1,166,667)	1,166,667	2,500,000

Benefits and Other
Health Insurance	—	—	—	19,248	14,435
SERP	—	—	—	—	—
Excise Tax Gross-Up	0	0	0	0	2,263,249
Total	4,220,791	(4,220,791)	(4,220,791)	5,398,255	9,941,183

In the event of his covered termination prior to a CIC, Mr. Cosby is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customers and employees. In the event Mr. Cosby’s Employment Agreement is terminated by the Company without cause or by Mr. Cosby for good reason, he is eligible to receive 18 months of base salary as severance, paid in equal monthly installments over 18 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Cosby has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Cosby a better after-tax result.

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	1,350,000	1,350,000
Bonus	—	—	—	—	2,025,000

Immediate Vesting of Equity
Value of Options	862,545	(862,545)	(862,545)	862,545	862,545
Value of RSUs	3,419,240	(3,419,240)	(3,419,240)	1,709,620	3,419,240
Value of LTIP Cycles	666,667	(666,667)	(666,667)	666,667	2,000,000

Benefits and Other
Health Insurance	—	—	—	24,246	18,185
SERP	—	—	—	—	—
Excise Tax Gross-Up	0	0	0	0	0
Total	4,948,452	(4,948,452)	(4,948,452)	4,613,078	9,674,970

In the event of his covered termination prior to a CIC, Mr. Lofberg is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customers and employees. In the event Mr. Lofberg’s Employment Agreement is terminated by the Company without cause or by Mr. Lofberg for good reason, he is eligible to receive 12 months of base salary as severance, paid in equal monthly installments over 12 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Lofberg has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Lofberg a better after-tax result.

Per G.H. Lofberg Executive Vice President and President – CVS Caremark Pharmacy Services	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	900,000	1,350,000
Bonus	—	—	—	—	2,025,000

Immediate Vesting of Equity
Value of Options	5,219,315	(5,219,315)	(5,219,315)	5,064,627	5,219,315
Value of RSUs	3,026,692	(3,026,692)	(3,026,692)	1,901,082	3,026,692
Value of LTIP Cycles	750,000	(750,000)	(750,000)	750,000	1,500,000

Benefits and Other
Health Insurance	—	—	—	4,288	6,431
SERP	—	—	—	—	—
Excise Tax Gross-Up	0	0	0	0	0
Total	8,996,007	(8,996,007)	(8,996,007)	8,619,997	13,127,438

In the event of his covered termination prior to a CIC, Mr. Sgarro would receive a cash severance payment equal to two times the sum of his annual base salary and his then-current annual cash incentive at target. In the event of a covered termination following a CIC, the executive would receive a cash severance payment equal to three times the sum of his annual base salary and his then-current annual cash incentive at target.

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	468,750	1,250,000	1,875,000
Bonus	—	—	—	1,562,500	2,343,750

Immediate Vesting of Equity
Value of Options	1,766,391	(1,766,391)	(1,766,391)	1,766,391	1,766,391
Value of RSUs	4,053,083	(4,053,083)	(4,053,083)	4,053,083	4,053,083
Value of LTIP Cycles	1,333,333	(1,333,333)	(1,333,333)	1,333,333	2,750,000

Benefits and Other
Health Insurance	—	—	—	19,779	29,669
SERP	—	—	—	—	—
Excise Tax Gross-Up	0	0	0	0	0
Total	7,152,807	(7,152,807)	(6,684,057)	9,985,086	12,817,893

ITEM  1:  ELECTION OF DIRECTORS

Our Board of Directors has nominated 10 directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected and qualified.

Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes are not counted as votes cast with respect to the election of directors.

In accordance with the Company’s by-laws, each nominee who is a current director has submitted an irrevocable resignation, which resignation becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election, and (ii) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for that purpose. The Board, acting on the recommendation of its Nominating and Corporate Governance Committee, will no later than at its first regularly scheduled meeting following certification of the stockholder vote, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board that a compelling reason exists for concluding that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director, the Board will accept that person’s resignation.

In recognition of the fact that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee has established guidelines for the identification and evaluation of candidates for membership on the Company’s Board of Directors. Those guidelines are included in this proxy statement as Exhibit A. When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director. The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, diversity, judgment, character, reputation, age, skills, background and experience. The Committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses the Company’s needs. All of our nominees are seasoned leaders, the majority of whom are or were chief executive officers or other senior executives, who bring to the Board skills and qualifications gained during their tenure at a vast array of public companies, private companies, non-profits and other organizations. We have indicated below for each nominee certain of the experience, qualifications, attributes or skills that led the Committee and the Board to conclude that the nominee should continue to serve as a director.

Biographies of our Board Nominees

C. David Brown II	Director since March 2007	Age 60

Mr. Brown has been Chairman of Broad and Cassel, a Florida law firm, since March 2000. From 1989 until March 2000, he was Managing Partner of the Orlando office of the firm. He is also a director of Rayonier, Inc., a real estate development, timberland management and cellulose production company. Mr. Brown previously served on the board of Caremark Rx, Inc. from March 2001 until the closing of the CVS/Caremark merger, when he became a director of CVS Caremark. Mr. Brown’s legal expertise and experience are valued by the Board, as is his ability to analyze and interpret complex issues and facilitating Board engagement. The Board believes that Mr. Brown’s experience adds knowledge and leadership depth to the Board.

David W. Dorman	Director since March 2006	Age 58

Mr. Dorman has been the independent Chairman of the Board of CVS Caremark Corporation since May 2011. He has also served as Lead Director of Motorola Solutions, Inc. (formerly Motorola, Inc.), a communications products company, since May 2011, and was Non-Executive Chairman of the Board of Motorola from May 2008 through May 2011. From October 2006 through April 2008, he was a Managing Director and Senior Advisor

with Warburg Pincus LLC, a global private equity firm. From November 2005 until January 2006, Mr. Dorman served as President and a director of AT&T Inc., a telecommunications company (formerly known as SBC Communications). Mr. Dorman is also a director of Yum! Brands, Inc., a quick service restaurant company. Mr. Dorman’s experience in leading large companies, beginning with Sprint and later Pacific Bell and AT&T, lends a perspective and skill set that is greatly valued by the Board. His business background of growing companies is in line with and useful to our business strategy. The Board believes that Mr. Dorman’s experience leading the boards of AT&T and Motorola make him well-suited to be the Company’s Chairman.

Anne M. Finucane	Director since January 2011	Age 59

Ms. Finucane has been the Global Strategy and Marketing Officer for Bank of America Corporation (“BOA”), an international financial services company, since 2006 and has been Northeast Market President for BOA since 2004. During her fifteen years as a senior leader at BOA and its legacy firms, Ms. Finucane has served as senior advisor to four chief executive officers and the Board of Directors, with a focus on corporate strategy and public policy creation and implementation. Ms. Finucane oversees marketing, public policy, government affairs, consumer policy and corporate social responsibility, leading BOA’s engagement and positioning on global and domestic policies and issues, current and proposed legislation and other public affairs issues affecting BOA and the financial services industry. Ms. Finucane’s experience in the financial services industry and government affairs provides the Board with valuable insight in those key areas.

Kristen Gibney Williams	Director since March 2007	Age 63

Ms. Gibney Williams is a former executive of the Prescription Benefits Management Division of Caremark International Inc. and its predecessors, including service as General Manager and as President from 1986 until June 1993 and as Corporate Vice President from June 1993 until her retirement in January 1997. Ms. Gibney Williams previously served on the board of Caremark Rx, Inc. from February 1999 until the closing of the CVS/Caremark merger, when she became a director of CVS Caremark. Ms. Gibney Williams helped to found the Caremark PBM and was head of its operations for over ten years, so her experience and expertise in the pharmacy benefit services area is an extremely valuable resource to the Board. She also has over ten years of experience on the Board and the Audit Committee of Caremark and CVS Caremark.

Marian L. Heard	Director since September 1999	Age 71

Ms. Heard has been President and Chief Executive Officer of Oxen Hill Partners, specialists in leadership development programs, since August 2004. From February 1992 until July 2004, Ms. Heard was President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of United Way of New England, each a social service agency. Ms. Heard is a director of Sovereign Bank USA, a financial services institution that is now a subsidiary of Santander Banco, and was a director of BioSphere Medical, Inc., a medical products company, until its acquisition in 2010. Ms. Heard’s experience includes many years in president or chief executive officer roles, as well as specific operations experience at all senior management levels. She has a very strong background in the non-profit arena, including 12 years as the head of United Way of Massachusetts Bay as well as service on the boards of several non-profits. Ms. Heard also brings many years of relevant experience on public company boards, and has served on the boards of two insurance companies. Her business acumen and balanced perspective are considered valuable assets associated with her service as a Director. Ms. Heard’s business also focuses on customer service, and her relevant experience has proven to be invaluable as the Board reviews retail operations and customer service.

Larry J. Merlo	Director since May 2010	Age 56

Mr. Merlo has been the Chief Executive Officer of CVS Caremark Corporation since March 2011 and President of CVS Caremark Corporation since May 2010. Mr. Merlo formerly served as Chief Operating Officer of CVS Caremark Corporation from May 2010 through March 2011 and was President of CVS/pharmacy from January 2007 through January 2010; Executive Vice President of CVS Caremark Corporation from January 2007 to May 2010; Executive Vice President – Stores of CVS Corporation from April 2000 to January 2007; and Executive Vice President – Stores of CVS Pharmacy, Inc. from March 1998 to January 2007. Mr. Merlo has been with CVS and its subsidiaries for more than 30 years, and provides the Board with invaluable experience and insight into the retail drugstore and health care industries.

Jean-Pierre Millon	Director since March 2007	Age 61

Mr. Millon is the retired former President and Chief Executive Officer of PCS Health Systems, Inc. (“PCS”). Mr. Millon joined PCS in 1995, where he served as President and Chief Executive Officer from June 1996 until his retirement in September 2000. He also serves as a director of InfuSystems Holdings, Inc., a provider of pumps, supplies and support to oncology practices and clinics and served as a director of Cypress Bioscience, Inc., a biotechnology company, until his resignation from that board in August 2010. Mr. Millon previously served on the board of Caremark Rx, Inc. from March 2004, upon Caremark’s acquisition of AdvancePCS, and as a director of AdvancePCS (which resulted from the merger of PCS and Advance Paradigm, Inc.) beginning in October 2000. He became a director of CVS Caremark upon the closing of the CVS/Caremark merger. Mr. Millon has ten years of financial management experience and 15 years of general functional management experience, including strategic planning experience specific to pharmacy benefit management companies as the former head of PCS. He also has extensive venture capital and public company board experience.

C.A. Lance Piccolo	Director since March 2007	Age 71

Mr. Piccolo has been Chief Executive Officer of HealthPic Consultants, Inc., a private consulting company, since September 1996. From 2004 until December 2006, Mr. Piccolo also served as Chairman and CEO of Benchmark Medical, Inc. (now known as Physiotherapy Associates), a leader in outpatient rehabilitation services. From August 1992 until September 1996, he was Chairman of the Board and Chief Executive Officer of Caremark International Inc. Mr. Piccolo also serves as a director of NovaMed, Inc., an eye care services company, and MedAssets, Inc., a provider of technology-enabled finance-related products and services for hospitals and health systems. Mr. Piccolo previously served as vice chairman of the board of Caremark Rx, Inc. from September 1996 until the closing of the CVS/Caremark merger, when he became a director of CVS Caremark. He also previously served as a director of Chemtura Corporation, a polymer and specialty products manufacturer, until February 2009. We believe that Mr. Piccolo’s experience as a senior executive in the pharmacy benefit services industry, as well as his subsequent career as a consultant and board member focused in the health care industry, provide him with an important background for service on our Board.

Richard J. Swift	Director since September 2006	Age 67

Mr. Swift is the former Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., an international engineering and construction firm, having served in those positions from April 1994 until his retirement in October 2001. Mr. Swift also served as a member and as Chairman of the Financial Accounting Standards Advisory Council (“FASAC”) from 2002 until his retirement from FASAC in December 2006. Mr. Swift is also a director of Public Service Enterprise Group Incorporated, an energy company, Ingersoll-Rand plc, a diversified industrial company, Kaman Corporation, a diversified manufacturer and distributor, and Hubbell Incorporated, an electrical and electronic products company. The Board greatly values Mr. Swift’s financial expertise, including his experience at FASAC and with various public company boards and audit committees for over 30 years of combined service. Mr. Swift is an audit committee financial expert and his accounting and financial skills are important to the oversight of our financial reporting, enterprise and operational risk management. He is also a Licensed Professional Engineer.

Tony L. White	Director since March 2011	Age 65

Mr. White is the former Chairman of the Board, President and Chief Executive Officer of Applied Biosystems, Inc. (formerly Applera Corporation), a developer, manufacturer and marketer of life science systems and genomic information products, having served in those positions from September 1995 until his retirement in November 2008. Mr. White is also a director of Ingersoll-Rand plc, a diversified industrial company, and C.R. Bard, Inc., a company that designs, manufacturers, packages, distributes and sells medical, surgical, diagnostic and patient care devices. Mr. White’s wealth of management experience in the life sciences and health care industries, including over 13 years as Chairman and CEO of an advanced-technology life sciences company and 26 years in various management positions at Baxter International, Inc., a provider of medical products and services, makes him well qualified to serve as a director of CVS Caremark.

The Board of Directors unanimously recommends a vote FOR the election of all nominees.

ITEM  2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2012, and recommended to our full Board of Directors that it approve that appointment. We are submitting the appointment by the Committee to you for your ratification.

Fees of Principal Accounting Firm

The following table summarizes the fees paid to Ernst & Young for services rendered during fiscal 2011 and 2010.

	Fiscal Year Ended 12/31/11	Fiscal Year Ended 12/31/10
Audit Fees (1)	$5,285,000	$5,162,200
Audit Related Fees (2)	$2,304,824	$2,352,000
Tax Fees (3)	$468,270	$95,000
All Other Fees	—	—

(1)	Represents the aggregate fees and expenses billed for the audit of our consolidated financial statements and the audit of our internal control over financial reporting for the fiscal year, the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with statutory and regulatory filings for the fiscal year.

(2)	Represents the aggregate fees billed for audit and other services that are typically performed by auditors, including audits of our employee benefit plans, insurance captives and charitable foundations, procedures performed and reports issued in support of Service Organization Control Reports and consultation on technical matters.

(3)	Represents the aggregate fees billed for tax compliance, consulting and related services.

Fee Approval Policy

All audit services, audit-related services and tax services were pre-approved by the Audit Committee. The Audit Committee has considered whether Ernst & Young’s provision of services is compatible with maintaining Ernst & Young’s independence. The Audit Committee’s audit approval policy provides for pre-approval of audit, audit-related and tax services that are specifically described on an annual basis to the Committee and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full Committee at its next scheduled meeting.

Representatives of Ernst & Young will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

The Board of Directors unanimously recommends a vote FOR this proposal.

ITEM  3:  PROPOSAL TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, CVS Caremark is asking its stockholders to provide advisory approval of the compensation paid to our named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis (“CD & A”) and the Executive Compensation section of this proxy statement. As an advisory vote, this proposal is not binding upon the Company. However, the Management Planning and Development Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote in connection with its ongoing evaluation of the Company’s executive compensation program.

At CVS Caremark, our executive compensation philosophy reflects our strong commitment to paying for performance – both short- and long-term. Performance is defined as the achievement of results against our challenging internal financial targets which take into account relative financial measures of our external peer group as well as industry and market conditions. We believe that our multi-faceted executive compensation plans, with their integrated focus on short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded. Historically, total shareholder return has been positively correlated with the criteria used under our annual and long-term incentive plans over the relevant measurement periods for these plans. However, we have begun to explore and implement a direct shareholder return element in our long-term incentive plan, as described in greater detail below.

2011 reflected a turning point for the Company and has set the stage to return the pharmacy benefit management business to healthy growth in 2012 and beyond, while continuing the solid growth trajectory of our retail business. CVS Caremark performed favorably against our peer group on several critical measures including revenue growth and total shareholder return. However, some performance metrics, including those utilized in our annual incentive, three-year long-term incentive plan, and eighteen-month long-term incentive plan had mixed results. The results of our annual incentive plan and eighteen-month long-term incentive plan were slightly below our targets and we did not meet our goals for the three-year long-term incentive plan. Accordingly, consistent with our pay-for-performance philosophy and the terms of our incentive plans, incentive compensation paid to our NEOs for 2011 reflects this below-target performance for the annual and eighteen-month long-term incentive plans, and there were no payouts for the three-year Long-Term Incentive Plan (“LTIP”).

The Company’s significant actions include:

■	In 2011, CVS Caremark had its first say-on-pay non-binding stockholder vote on our executive pay programs for our NEOs. The vote was overwhelmingly positive with 91% of the stockholders voting in support of our executive pay programs.

Also in 2011, CVS Caremark had its first non-binding vote on the frequency of stockholder say-on-pay votes. Say-on-pay votes will be held annually, in response to the 85% stockholder vote in favor of the Company-recommended annual vote frequency.

■	To demonstrate our commitment to linking pay and performance, starting in 2012 we have added an additional measure – total shareholder return – to our LTIP to complement the return on net assets measure. We continue to believe that return on net assets is an important and appropriate focus, as successful management of our working capital in the near to medium-term is expected to help drive sustained stockholder value. In addition, we believe adding total shareholder return as a measure will result in executive awards that reflect the market’s view of our achievements and further align executive pay with satisfaction of stockholder objectives.

We urge stockholders to read the CD & A beginning on page 16 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 42 through 57, which provide detailed information on the compensation of our NEOs. The Management Planning and Development Committee and the Board of Directors believe that the policies and procedures articulated in the CD & A are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has contributed to the Company’s long-term success.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the CVS Caremark executive officers named in the Summary Compensation Table, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

The Board of Directors unanimously recommends a vote FOR this proposal.

ITEM  4:  ADOPTION OF A PROPOSAL TO AMEND THE COMPANY’S CHARTER TO ALLOW STOCKHOLDERS TO ACT BY WRITTEN CONSENT BY LESS THAN UNANIMOUS APPROVAL

The Board recommends that the Company’s stockholders adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) that would eliminate the provision of the Company’s Charter mandating that stockholder action by written consent be by unanimous approval, and instead would permit stockholders to act by written consent, by the same approval threshold that would be applicable if the action were taken at a special meeting of stockholders, so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the Board set a record date for the action by written consent. This amendment to the Charter is necessary to allow stockholders to act by consent by less than unanimous approval.

This proposal responds to the vote of stockholders at the 2011 annual meeting in favor of a stockholder proposal requesting the right to act by written consent by the same approval threshold as would apply at a stockholder meeting. The Company has taken that vote into consideration, and it is now proposing a Charter amendment that enhances the ability of stockholders to act by written consent by the same threshold approval that would be applicable if the stockholders were proposing to act at a special meeting of stockholders.

The Charter amendment allows stockholders holding at least 25% of the voting power of the outstanding capital stock entitled to vote on an action the right to request that the Board set a record date for determining the stockholders entitled to express consent on such action. Once such a record date is set and the appropriate procedures contained in the Charter and the Amended and Restated By-laws (the “By-laws”) are satisfied, stockholders would be able to act by written consent. The 25% threshold that the Board has proposed (for stockholders to initiate the process for action by written consent by requesting that the Board set a record date) is consistent with the 25% threshold that must be met for our stockholders to call a special meeting. The latter provision was added to the Charter after a Company proposal was approved at the 2010 annual meeting by the affirmative vote of 97% of our stockholders. The Board believes that the procedures for acting by consent and calling a special meeting should be the same, since the two are essentially analogs of each other, and so there should be no advantage to proceeding in one way versus the other. The Board chose 25% as the threshold of ownership for a stockholder to be able to initiate a special meeting of stockholders to strike an appropriate balance between enhancing the ability of stockholders to initiate stockholder action that is not recommended by the Board and the risk that a lower threshold would subject stockholders to numerous meeting requests or consent solicitations that may only be relevant to particular constituencies. The same considerations apply where stockholders are seeking to act by written consent in lieu of a meeting. The Board believes that action by written consent is not a matter to be taken lightly and therefore procedural and other safeguards are necessary in the interests of all stockholders. This is especially so since stockholders would not have the same opportunity to discuss the proposed action and listen to all viewpoints that they would have if the action were taken at a meeting. Moreover, overseeing the solicitation, delivery and examination of written consents and ensuring effective communication of information among stockholders about the relevant subject matter also involves significant management commitment of time and focus, and imposes substantial legal and administrative cost.

In the interest of promoting fairness and inclusiveness, and to maintain a consistent procedure for stockholders to take actions not approved by the Board, the Charter amendment also contains certain other procedures (similar to those required if stockholders seek to take action at a special meeting) that would be applicable if stockholders seek to take action by written consent, including (i) a requirement that stockholders must solicit consents in accordance with Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act), in order to ensure that a proxy statement will be publicly filed and all stockholders are fully informed about the action, (ii) a requirement that no stockholder may submit his or her consent until 50 days after the applicable record date, so that all stockholders are given time to fully consider and discuss the action before it becomes effective, and (iii) procedures and timing requirements to enable the Board to call a special meeting to vote on the action if it believes that such a meeting would best facilitate stockholder discussion and participation with respect to the matter.

Under the Charter amendment, the Board will not be obligated to set a record date for an action by written consent if (i) the record date request does not comply with the Charter and By-laws, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than 120 days before such request for a record date was received by the Secretary, (v) a Similar Item is to be included in the Company’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within 40 days after the request for a record date is received and held as soon as practicable thereafter, or (vi) such record date request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this paragraph, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of the Charter and By-laws.

For an action by written consent to be effective, consents signed by a sufficient number of stockholders to take such action must be delivered to the Corporation within 60 days of the earliest dated consent delivered in the manner required by the Charter and By-laws and not later than 120 days after the record date.

The Board has also adopted a corresponding amendment to the By-Laws, effective upon the approval by stockholders of the Company’s proposal to amend the Charter. This amendment requires stockholders requesting the establishment of a record date to provide certain information, to make certain representations and to comply with certain requirements relating to the proposed action and their ownership of Company stock. The amendment also provides for the appointment of Inspectors of Election to perform a ministerial review of the validity of consents and revocations.

The complete text of the proposed Charter amendment is set forth in Exhibit D and the proposed By-law amendment is set forth in Exhibit E.

The amendment to our Charter under this Item 4 requires the affirmative vote of a majority of our outstanding shares of common stock. If the amendment to the Charter is approved, then it will become effective upon filing with the Delaware Secretary of State, which filing would be made promptly after the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal to amend the Company’s Charter.

ITEM  5:  STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS AND EXPENDITURES

On or about November 28, 2011, the Company received the following proposal from Green Century Equity Fund, 114 State Street, Ste. 200, Boston, MA 02109, beneficial owner of 13,297 shares of the Company’s stock. We subsequently received the same proposal on November 30, 2011 from The Sustainability Group of Loring, Wolcott & Coolidge Trust, LLC, 230 Congress Street, Boston, MA 02110, beneficial owner of at least $2,000 of the Company’s stock, and on December 1, 2011 from the Benedictine Sisters of Mount St. Scholastica, Inc., 801 South 8th Street, Atchison, KS 66002, beneficial owner of 520 shares of the Company’s stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Green Century Proposal”) in this proxy statement as they were submitted to us:

Resolved: That the shareholders of CVS Caremark (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Supporting Statement

As long-term shareholders of CVS Caremark, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

CVS Caremark contributed at least $1.6 million in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payment to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax-exempt organizations for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Statement of the Board Recommending a Vote AGAINST the Green Century Proposal

The Board of Directors has considered the Green Century Proposal and supports the transparency and accountability objectives. Since the Company is already taking voluntary, additional steps to disclose political spending it believes that the adoption of the Green Century Proposal is unnecessary.

CVS Caremark’s CEO and Board are exclusively responsible for determining the Company’s political interests and, subject to compliance with applicable laws and with the advice of counsel, deciding how to further those interests. CVS Caremark’s business is subject to extensive regulation at the federal, state and local levels and we comply with all disclosure requirements of applicable law. CVS Caremark believes it has a responsibility to its clients, stockholders and employees to be engaged in the political process to both protect and promote our shared interests.

Corporate contributions by the Company are prohibited at the federal level; therefore, CVS Caremark does not make any at that level. Political contributions to federal candidates, political party committees and political action committees are made by the Company’s employee political action committee, the CVS Caremark Corporation Employees PAC (“CVS Caremark-EPAC”), which is funded entirely by voluntary contributions from our employees. No corporate funds are used. The CVS Caremark-EPAC allows employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The activities of the CVS Caremark-EPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. The CVS Caremark-EPAC files monthly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports. All political contributions over $200 are shown in the public information made available to the FEC. Under the Lobbying Disclosure Act of 1995, CVS Caremark submits to Congress semi-annual reports, which are publicly available.

At the state level, the Company’s political contributions are also subject to regulation. Although some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed by either the recipient or the donor. Any information regarding the corporate contributions made by CVS Caremark to state candidates or political parties is publicly available. The CVS Caremark-EPAC makes state-level contributions in certain states, which are disclosed as required by law. CVS also operates employee-funded state PACs in Rhode Island, Massachusetts and New York, and all state PAC contributions are disclosed as required by law.

After reviewing the relevant disclosure laws, the Company has concluded that ample disclosure exists regarding our political contributions to address the concerns cited in this proposal. However, in the interest of fuller transparency, the Company has decided that it will add certain disclosure to its Corporate Social Responsibility Report (the “CSR”), which is expected to be published on the Corporate Social Responsibility page of our investor relations website at http://info.cvscaremark.com/our-company/corporate-responsibility prior to our 2012 Annual Meeting. In the CSR and on our website we expect to disclose the following:

■	a general statement regarding the Company’s policies concerning political contributions;

■	information regarding federal-level contributions by the CVS Caremark-EPAC;

■	aggregate amounts per state of state-level contributions by the CVS Caremark-EPAC and by the Company;

■	a list of significant national trade associations to which we belong and the aggregate dues paid to those associations; and

■	information regarding state-level trade associations to which we belong.

We believe that the information to be disclosed will provide an appropriate level of transparency to our stockholders.

For the reasons set forth above, including the mandatory disclosures that already exist and the additional voluntary disclosures planned for the Company’s CSR and website, the Board believes that the requested report is unnecessary.

The Board unanimously recommends a vote AGAINST the Green Century Proposal.

OTHER MATTERS

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, your proxy will vote on the matter in his or her best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC, though as a practical matter the Company assists its directors and executive officers by monitoring transactions and completing and filing such forms on their behalf. Based on a review of such forms filed with the SEC and written representations from our reporting persons, CVS Caremark believes that all forms were filed in a timely manner during fiscal 2011, except Terrence Murray, who filed two Form 4s late due to clerical errors involving stock accounts managed by his financial advisors.

Stockholder Proposals and Other Business for our Annual Meeting in 2013

If you want to submit a proposal for possible inclusion in our proxy statement for the 2013 annual meeting of stockholders, you must ensure your proposal is received by us on or before December 3, 2012 and is otherwise in compliance with the requirements of SEC rules.

In addition, if a stockholder would like to present business at an annual meeting of stockholders that is not to be included in the Company’s proxy statement, the stockholder must provide notice to the Company as provided in its by-laws. Such notice must be addressed to the Corporate Secretary of the Company and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting, which would be between January 11 and February 10, 2013. Under our by-laws, any stockholder notice for presenting business at a meeting must include, among other things (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock), (iii) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, and (iv) any material interest of the stockholder in such business. See “Corporate Governance and Related Matters – Director Nominations” for a description of the information required for director nominations.

David W. Dorman

Chairman of the Board

April 2, 2012

Exhibit A

CVS Caremark Corporation

Nominating and Corporate Governance Committee

Director Qualification Criteria

In recognition of the fact that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee has established the following guidelines for the identification and evaluation of candidates for membership on the Company’s Board of Directors.

Candidates should be distinguished individuals who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors of the Company. While the Nominating and Corporate Governance Committee does not believe it appropriate at this time to establish any specific minimum qualifications for candidates, the Nominating and Corporate Governance Committee shall focus on the following qualities in identifying and evaluating candidates for Board membership:

•	Background, experience and skills
•	Character, reputation and personal integrity
•	Judgment
•	Independence
•	Diversity
•	Commitment to the Company and service on the Board
•	Any other factor or factors that the Nominating and Corporate Governance Committee may determine to be relevant and appropriate

Recognizing that the overall composition of the Board is essential to the effective functioning of the Board, the Nominating and Corporate Governance Committee shall make these determinations in the context of the existing composition of the Board so as to achieve an appropriate mix of backgrounds, skills, diversity and qualities.

In making its determinations, the Nominating and Corporate Governance Committee shall take into account all applicable legal, regulatory and stock exchange requirements concerning the composition of the Board and its Committees.

The Nominating and Corporate Governance Committee shall review these guidelines from time to time as appropriate (and in any event at least annually) and modify them as it deems appropriate.

A-1

Exhibit B

CVS Caremark Corporation

Categorical Standards to Assist in Independence Determinations

Our Board has adopted the following categorical standards to assist in making director independence determinations. Any relationship or set of facts that falls within the following standards or relationships will not, in itself, preclude a determination of independence:

(1) Charitable donations or pledges. Charitable donations made to a tax-exempt organization of which a director (or a member of his or her immediate family) is an executive officer or otherwise made at the behest of the director where the amounts donated for any calendar year do not exceed the greater of $120,000 or 2% of the consolidated gross revenues of the organization.

(2) Commercial banking or investment banking relationships. A situation in which a director or an immediate family member of a director is an employee of a commercial or investment bank that has relationships or dealings with or provides services to the Company that do not cross the bright-line tests referred to in paragraph (4) below.

(3) Ordinary course commercial relationships. A situation in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not cross the bright-line tests referred to in paragraph (4) below and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company.

(4) NYSE Listed-Company Bright-Line Tests. Any relationship or set of facts that falls within the standards permitted by the bright-line tests set forth in Section 303A.02(b)(i)-(v) of the NYSE’s Listed Company Manual, which are summarized below. (For example: an arrangement whereby a director’s son received a one-time payment of $50,000 for consulting work to the Company in the past year would fall within the range of payment permitted by Section 303A.02(b)(ii) and would not preclude an independence determination for that director.)

NYSE Bright-Line Tests

For Director Independence

The following summarizes the standards set forth in Section 303A.02(b)(i)-(v) of the NYSE’s Listed Company Manual (excluding, for sake of brevity, the related Commentary):

(i) A director who is an employee, or whose immediate family member is an executive officer, of the company is not independent until three years after the end of such employment relationship.

(ii) A director who receives, or whose immediate family member receives, more than $120,000 in any 12-month period in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in such compensation in any 12-month period.

(iii) A director who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor, or a director who is a current employee of such a firm, or if a director’s immediate family member is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance practice, or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such firm and personally worked on the listed company’s audit within that time.

B-1

(iv) A director who is, or whose immediate family member is, or in the last three years has been, employed as an executive officer of another company where any of the listed company’s executives at the same time serve or served on that company’s compensation committee.

(v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

B-2

Exhibit C

Non-GAAP Financial Measures Used in

Compensation Discussion and Analysis

EPS

EPS is calculated from net income adjusted to exclude certain items. For the purposes of measuring performance against established targets, when applicable the excluded items comprise the impact of non-controlling interest in net income, certain legal settlements and activity related to newly acquired or divested businesses. These items net of their related tax effects are deducted from net income when computing the numerator for our diluted earnings per share (EPS) calculation.

EBIT or Operating Profit

EBIT or Operating Profit is defined as earnings before interest and taxes adjusted for certain items. For the purposes of measuring performance against established targets in any period, when applicable those excluded items comprise certain legal settlements and activity related to newly acquired or divested businesses

Free Cash Flow

We define free cash flow as net cash provided by operating activities less net additions to property and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

RoNA or Return on Net Assets

In calculating RoNA, or return on net assets, we divide four quarter rolling adjusted net income (loss) attributable to CVS Caremark (less the after-tax impact of the excluded items outlined in the EPS description, above) by the most recent four quarters’ average net assets. Net assets for the purposes of this calculation is defined as current assets plus net fixed assets less accounts payable and accrued expenses, similarly adjusted to exclude, when applicable, certain legal settlements and amounts related to newly acquired or divested businesses.

C-1

Exhibit D

Proposed Charter Amendment

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

CVS CAREMARK CORPORATION

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

A. The name of the corporation (hereinafter referred to as the “Corporation”) is CVS CAREMARK CORPORATION. The date of filing of its original Certificate of Incorporation with the Secretary of the State of Delaware is August 22, 1996.

B. At a meeting of the Board of Directors of the Corporation on January 19, 2012, resolutions were duly adopted approving the following proposed amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The proposed amendment was as follows:

Article EIGHTH of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

EIGHTH: (a) Action by Written Consent. Except as provided in the certificate of designation for any series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by the written consent of the stockholders of the Corporation, but only if such action is taken in accordance with the provisions of this Article Eighth and the Corporation’s by-laws.

(b) Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by holders of record of at least twenty-five percent (25%) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose. The written notice must contain the information required by Section 1.07 of the by-laws. Following receipt of the notice, the Board of Directors shall promptly, but in all events within ten (10) business days after the date the notice is received, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) business days following the Corporation’s receipt of the notice to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article; except that, if prior action by the Board of Directors is required under the provisions of Delaware law and the Board determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant to paragraph (c) or for which consents are not to be solicited as provided in paragraph (d).

D-1

(c) Actions Which May Be Taken by Written Consent. The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the record date request does not comply with this Article Eighth and the Corporation’s by-laws, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the Secretary, (v) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within forty (40) days after the request for a record date is received and held as soon as practicable thereafter, or (vi) such record date request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or other applicable law. For purposes of this paragraph, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of this Article Eighth.

(d) Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act.

(e) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(f) Delivery of Consents. No Consents may be delivered to the Corporation or its registered office in the State of Delaware until fifty (50) days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.

C. Thereafter, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, on ______, 2012, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

D. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

E. The effective date of the amendment shall be ________, 2012.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ____________, 2012.

CVS CAREMARK CORPORATION

By:
Name: Title:

D-2

Exhibit E

PROPOSED AMENDMENT

TO

THE AMENDED AND RESTATED BY-LAWS

OF

CVS CAREMARK CORPORATION

Pursuant to Article TENTH

of the Certificate of Incorporation

1. Article I, Section 1.07 is hereby amended and restated to read in its entirety as set forth below:

Section 1.07. ACTION BY WRITTEN CONSENT.

(a) Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Section 1.07.

(b) A request by a stockholder for a record date in accordance with Article Eighth of the Certificate of Incorporation must be delivered by the holders of record of at least twenty-five percent (25%) (the “Requisite Percentage”) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (A) the text of the proposal (including the text of any resolutions to be effected by consent), (B) the information required by Section 1.10(i)(c) of these by-laws, to the extent applicable, as though the stockholders making the request were making a Special Meeting Request in furtherance of the Action, (C) an acknowledgment by the stockholders making the request and the beneficial owners, if any, on whose behalf the request is being made that a disposition of shares of the Corporation’s capital stock, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the Secretary, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such request with respect to such disposed shares, (D) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (E) documentary evidence that the stockholders making the request own the Requisite Percentage as of the date that the request is delivered to the Secretary; provided, however, that if the stockholders making the request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own the Requisite Percentage as of the date on which such request is delivered to the Secretary. In addition, the requesting stockholders and the beneficial owners, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the Corporation.

(c) In determining whether a record date has been requested by stockholders of record representing in the aggregate at least the Requisite Percentage, multiple requests delivered to the Secretary will be considered together only if (A) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (B) such requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary.

E-1

2. Article I, Section 1.08 is hereby amended and restated to read in its entirety as set forth below:

Section 1.08 INSPECTORS OF ELECTION.

(a) The Board of Directors, in advance of any stockholders’ meeting, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Inspectors shall be sworn.

(b) In the event of the delivery, in the manner provided by Section 1.07 and applicable law, to the Corporation of written consent or written consents to take corporate action and/or any related revocation or revocations, the Corporation shall appoint one or more Inspectors of Election for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the Inspectors to perform such review, no action by written consent and without a meeting shall be effective until such Inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 1.07 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained herein shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

3. Article I, Section 1.10(iii)(a) is hereby amended (i) by deleting the words “at a stockholder meeting” in the third sentence thereof and (ii) by deleting the words “in Section 1.02 and this Section 1.10” and replacing them with the words “in this Section 1.10 and in Section 1.02 (in the case of a meeting) or Section 1.07 (in the case of a written consent)” in each of the second and third sentences thereof.

E-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

CVS CAREMARK CORPORATION

INTERNET http://www.proxyvoting.com/cvs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
96537	96553 96529 9653

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THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Meeting in accordance with your instructions if you do not plan to attend the Meeting and vote in person. Please indicate any change in address.

To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

Item 1. Election of 10 directors

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	C. David Brown I	☐	☐	☐	1.6	Larry J. Merlo	☐	☐	☐

1.2	David W. Dorman	☐	☐	☐	1.7	Jean-Pierre Millon	☐	☐	☐

1.3	Anne M. Finucane	☐	☐	☐	1.8	C.A. Lance Piccolo	☐	☐	☐

1.4	Kristen Gibney Williams	☐	☐	☐	1.9	Richard J. Swift	☐	☐	☐

1.5	Marian L. Heard	☐	☐	☐	1.10	Tony L. White	☐	☐	☐

		FOR	AGAINST	ABSTAIN

Item 2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.	☐	☐	☐

Item 3.	Proposal to approve the Company’s executive compensation as disclosed in the proxy statement.	☐	☐	☐

Item 4.	Management proposal regarding stockholder action by written consent.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Item 5.		FOR	AGAINST	ABSTAIN

Item 5.	Stockholder proposal regarding political contributions and expenditures.	☐	☐	☐

Other Matters. In their discretion, Messrs. Merlo and Dorman, as proxies, are authorized to vote in accordance with their judgment upon such other business as may properly come before the Meeting.

Please mark your
votes as indicated	☒
in this example

Please sign exactly as the name appears on this proxy card. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

(Please sign, date and return this proxy card in the enclosed envelope.)

Signature	Name/Title	Date

You can now access your CVS Caremark Corporation account online.

Access your CVS Caremark Corporation account online via Investor ServiceDirect® (ISD).

The transfer agent for CVS Caremark Corporation now makes it easy and convenient to get current information on your shareholder account.

•View account status •View certificate history •View book-entry information	•View payment history for dividends •Make address changes •Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://www.proxyvoting.com/cvs

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CVS CAREMARK CORPORATION

Annual Meeting of Stockholders of CVS Caremark Corporation

Thursday, May 10, 2012 at 9:00 a.m. (the “Meeting”)

Company Headquarters, One CVS Drive, Woonsocket, Rhode Island

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Larry J. Merlo and David W. Dorman as the undersigned’s proxies, each with full power to act without the other and with full power of substitution, to vote as indicated on all matters referred to on the reverse side of this card and described in the proxy statement, all shares of common stock of CVS Caremark Corporation which the undersigned would be entitled to vote if present at the Meeting and at any adjournments or postponements thereof.

Additional Voting Instructions for Certain CVS Caremark Employees: To the extent the undersigned is a participant in the 401(k) Plan and Employee Stock Ownership Plan of CVS Caremark Corporation and Affiliated Companies (the “Plan”), the undersigned hereby instructs The Bank of New York Mellon, as trustee under the Plan, to vote as indicated on the reverse side, all shares of CVS Caremark common stock held in the Plan, as to which the undersigned would be entitled to give voting instructions if present at the Meeting. Shares held under the Plan for which voting instructions are not properly completed or signed, or received in a timely manner, will be voted in the same proportion as those shares for which voting instructions were properly completed and signed and received in a timely manner, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended.

The undersigned hereby ratifies and confirms all that each of the proxies and/or The Bank of New York Mellon may lawfully do in the premises, and hereby revokes all proxies (or voting instructions in the case of Plan shares) previously given by the undersigned to vote at the Meeting and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of and the proxy statement for the Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4 AND “AGAINST” ITEM 5 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEM 5 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 96537	Fulfillment# 96553 96529 9653